Exhibit 2.1

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of November 18, 2005, by and between GRAND CENTRAL MANAGEMENT SERVICES, LLC, a New York limited liability company having its principal place of business at 6 Corporate Center Drive, Melville, New York (“Seller”), and BASIC CARE NETWORKS, INC., a Delaware corporation having its principal place of business at 4270 Promenade Way, Suite 226, Marina Del Rey, California 90292 (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller is a company engaged in the business of providing physician practice management and administrative services (the “Business”) to Midtown Medical Practice, P.C., a New York professional corporation (the “P.C.”) which conducts physical therapy, rehabilitation and chiropractic services at a portion of the premises located at 48 East 43rd Street, New York, New York, 10017; and

WHEREAS, Seller desires to sell, and Buyer desires to purchase, Seller’s right, title and interest in and to certain of the assets primarily used in connection with the Business and operation of Seller upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein set forth, the parties hereto agree as follows:

1. Sale and Purchase of Assets.

a. Included Assets. Subject to the terms and conditions hereof, as of the closing date referred to in Section 3 below (the “Closing Date”), the Seller will sell, convey, transfer, assign and deliver to the Buyer, free and clear of any lien, charge or encumbrance of any kind other than those permitted encumbrances set forth on Schedule 1B attached hereto (“Permitted Encumbrances”), and, the Buyer will purchase from the Seller as of the Closing Date, at the purchase price provided for in Section 2 below, the properties and assets of the Seller, as existing on the Closing Date, listed in Schedule 1A hereto (the “Assets”). The Assets to be sold include those agreements listed on Schedule 1A (the “Assigned Agreements”). Only the Assets listed in Schedule 1A are included in the sale.

b. Excluded Assets. All cash, accounts receivable from the P.C. as existing on the Closing Date, financial records, canceled checks and bank statements, Seller’s books and records, tax records and tax returns, accounting records and general ledger or other books of account; Seller’s Federal tax identification number, non-transferable licenses, certifications and approvals, insurance policies, claims, choses-in-action, rights in action, rights to tender claims or demands to Seller’s insurance companies, rights to any insurance proceeds, and any contract or agreement of Seller not specifically sold herein are excluded and shall not be part of the Assets sold hereunder.

2. Purchase Price. The purchase price for the Assets to be conveyed hereunder (the “Purchase Price”) shall consist of THREE MILLION SEVENTY-EIGHT THOUSAND, THREE HUNDRED AND SIXTY FOUR DOLLARS ($3,078,364), payable in immediately available funds at the Closing, delivered, at Seller’s election, either by certified check(s) or wire transfer.

The Purchase Price for the Assets shall be allocated for federal, state, local and foreign tax purposes by each of Seller and Buyer among the Assets sold, transferred and assigned hereunder and the agreements contained herein below as set forth on Schedule 2 attached hereto.

3. Closing. The closing (“Closing”) of such sale and purchase shall take place at the offices of Garfunkel, Wild & Travis, P.C. located at 111 Great Neck Road, Great Neck, NY 11021, as soon as practicable following the closing of the firm commitment underwritten initial public offering of the Buyer (the “Offering Date”), or at such other time and place as the parties may agree upon in writing (such time and date is herein called the “Closing Date”). Notwithstanding the foregoing or anything to the contrary contained herein, in the event that (i) Seller is unable, after using its good faith best efforts for a period of at least thirty (30) days after the Offering Date, to satisfy any of the conditions precedent required to be satisfied by Seller before Closing hereunder, Buyer’s sole remedy shall be either to waive such condition and proceed with Closing, or to terminate this Agreement without cost or penalty to the Seller, or (ii) Buyer is unable, after using its good faith best efforts for a period of at least thirty (30) days after the Offering Date, to satisfy any of the conditions precedent required to be satisfied by Buyer before Closing hereunder, Seller’s sole remedy shall be either to waive such condition and proceed with Closing, or to terminate this Agreement without cost or penalty to the Buyer.

At the Closing:

a. Transfer of Assets by the Sellers. Seller will deliver to the Buyer a bill of sale in the form of Exhibit A hereto, which shall vest in the Buyer good and marketable title to the Assets, free and clear of any lien, charge or encumbrance of any kind other than Permitted Encumbrances.

b. Payment of Consideration for the Assets. Buyer shall pay the Purchase Price as provided in Paragraph 2.

c. Consulting Agreement with Seller. Buyer and Seller will enter into a five (5) year consulting agreement in the form of Exhibit B hereto (the “Consulting Agreement”) with respect to consulting services to be provided by Seller after the Closing.

d. Consulting Agreement with Entity Formed by Stuart Blumberg. Buyer and an entity to be formed by Stuart Blumberg (“Newco”) will enter into a five (5) year consulting agreement in the form of Exhibit C hereto (the “Newco Consulting Agreement”), with respect to consulting services to be provided by Newco after the Closing.

e. Assigned Agreements. At the Closing, Sellers shall assign the Assigned Agreements to the Buyer pursuant to an Assignment and Assumption Agreement in the form of Exhibit D hereto.

f. Other Closing Deliverables. Buyer and Seller shall furnish or execute and deliver (as applicable), the certificates, agreements and instruments required hereunder as a condition to closing and/or closing deliverable, including, without limitation, as set forth in Sections 9 and 10 hereof.

4. Assumption of Certain Liabilities and Obligations, Et Cetera. The Buyer hereby agrees, effective upon the Closing, to assume and pay or discharge, those liabilities and obligations of Seller which are specified as being assumed by the Buyer in the agreement and list of liabilities attached hereto as Schedule 4 hereto (“Assumed Liabilities”).

5. No General Assumption; Excluded Liabilities. The Buyer will not assume, be bound by or agree to pay, perform or discharge any liabilities or obligations, fixed or contingent of Seller of any kind or nature whatsoever, except for those which are expressly assumed pursuant to the provisions of Section 4 above, including without limitation, (i) legal, accounting, brokerage, finder’s fees, taxes or other expenses incurred by the Sellers in connection with this Agreement or the consummation of the transactions contemplated hereby; (ii) liabilities or obligations incurred by Seller after the Closing; (iii) any obligation or liability relating to any litigation or any claim arising out of any dispute against any Seller; (iv) any liability for any federal, state, local, foreign or other taxes, duties, or similar charges imposed by any taxing or governmental authority on or payable by Seller or relating to operations, products or assets of Seller; (v) any liability or obligation to employees, government agencies or other third parties in connection with any employee benefit plan of Seller; (vi) any liability or obligation of Seller that is not an Assumed Liability; and (vii) any liability or obligation to employees of any Seller, including any liability or obligation with respect to wages for periods prior to the Closing Date.

6. Representations and Warranties by the Seller. Seller represents and warrants to the Buyer as follows:

a. Organization and Standing of the Sellers. Seller is a limited liability company duly organized, validly existing and in good standing under the law of the State of New York and has all requisite company power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

b. Authorization, Et Cetera. The execution and delivery of this Agreement and the sale and all other transactions contemplated hereby have been duly authorized by all necessary action on the part of the Seller. Except as set forth on Schedule 6(b), no consents are necessary to authorize the transactions contemplated hereby under any contract, indenture or other agreement to which Seller is a party or by which it is bound.

c. Qualification. Seller is not required to qualify as a foreign entity authorized to do business in any jurisdiction in which it is not so qualified where such failure to qualify would have a material adverse effect on the business and assets to be transferred to the Buyer under this Agreement.

d. Financial Statements. The Seller has delivered to the Buyer.

(i)	An audited balance sheet for Seller as at December 31, 2004 and an unaudited interim balance sheet for Seller as at June 30, 2005;

(ii)	An audited income statement for Seller for the one-year period ending December 31, 2004 and an unaudited interim income statement for Seller for the three (3) month period ending June 30, 2005.

(iii)
All financial statements referred to above are, or will be when delivered, complete and correct in all material respects, prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, fairly present or will when delivered fairly present, the financial position of or as at the respective dates indicated and the results of its operations for the periods indicated, and disclose all liabilities required to be disclosed, contingent or otherwise, as at said dates. No such material liabilities are past due and no penalty or interest is payable with respect to any such liabilities.

e. Absence of Certain Changes. Since June 30, 2005, there has not been:

(i)
any change in the business, condition (financial or otherwise), assets or liabilities of Seller, whether or not covered by insurance and whether or not arising from transactions in the ordinary course of business, which, individually or in the aggregate, has been materially adverse, except to the extent set forth in Schedule 6(e);

(ii)	any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business or prospects of Seller or any of the assets and properties of Seller;

(iii)
a change involving the Seller incurring any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, whether individually or in the aggregate, that has had or would have a material adverse effect on the Assets to be sold pursuant to the transactions contemplated hereby;

(iv)	a pledge by Seller, or any material lien, charge, security interest or any other encumbrance or restriction on any of Seller’s Assets;

(v)	any sale, transfer, lease or disposition of any of Seller’s Assets material to the operation of the Business, except in the ordinary course of the business of the Seller;

(vi)	any cancellation of any material debt or claim, or waived or released any right of substantial value;

(vii)
any receipt by Seller any notice of termination of any contract, lease or other agreement, or suffered any damage, destruction or loss that, individually or in the aggregate, has had or is likely to have a material adverse effect on any of the Seller or the Business;

(viii)	any settlement by Seller of any material litigation, action or proceeding;

(ix)	any material failure to replenish its inventory or supplies consistent with past practice or any material purchase commitment other than in the ordinary course of business of Seller;

(x)
any failure to pay any accounts or note payable or any other material obligations on a timely basis consistent with the practices of the Seller during the three-month period ending with the date of execution of the letter of intent among the parties thereto;

(xi)	any entry by Seller into any material transaction, contract or commitment other than in the ordinary course of the business of the Seller;

(xii)
any material change in the rate of compensation, commission, bonus or other remuneration payable, or paid or agreed to pay any material bonus, extra compensation, pension, severance or vacation pay, to any partner or employee inconsistent with past practice;

(xiii)	any issuance by Seller of any of its equity interests;

(xiv)	any entry by Seller into any agreement or commitment to take any of the actions described in subsections (i) through (xiii) of this Section.

f. Tax Returns and Payments. All tax returns and reports of Seller required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon any properties, assets, income or franchises of any such entity or for which any such entity is otherwise liable, which are due and payable have been paid, other than those presently payable without penalty or interest and which have been disclosed in writing to the Buyer. The charges, accruals and reserves on the books of Seller are adequate and Seller does not know of any actual or proposed tax assessment for any fiscal period or of any basis therefor other than as so reflected on its respective books and records. Seller shall file or cause to be filed when due (or as may be extended) the Federal, State and local income tax returns for Seller for all periods up to the Closing Date, shall pay all taxes, interest and penalties as may be due for such periods and shall be entitled to any refunds for any such periods up to the Closing Date.

g. Real Property. Seller does not own any real property. Schedule 6(g) attached hereto contains a summary description of all leases of any real property held by Seller and used by it in the conduct of the Business. Seller has delivered to the Buyer complete and correct copies of all such leases for real property. All of such leases are valid and subsisting and Seller is not in default on any of them. No toxic, medically hazardous or radioactive materials are used in or produced by any such operations and no such materials are disposed of or stored on any properties leased or used in such operations other than medical waste and x-ray materials which are produced or used in the ordinary conduct of the professional corporations’ medical practices and which, to Seller’s knowledge, are used, stored and disposed of in accordance with applicable laws and regulations. Upon Closing, Buyer will acquire a valid leasehold interest in such leases, and except as set forth in such leases, no restrictions will exist on Buyer’s right to operate and manage the Business.

h. Personal Property. All personal properties and assets used, or held for use, in the Business are included among the Assets and are listed on Schedule 6(h)1 hereto. Seller has good and marketable title to, and is the sole and exclusive legal and equitable owner of, each of said items of personal property and assets, in each case subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge, except for Permitted Encumbrances or leases or conditional sales agreements as set forth on Schedule 6(h)2. Except as otherwise set forth herein, including any schedule attached hereto, Seller has the unrestricted power and right to sell, assign and deliver the Assets pursuant to this Agreement. Upon Closing, Buyer will acquire exclusive, good and marketable title or license to (as the case may be) the personal property Assets. The personal property include all the assets necessary to permit the Business to be conducted after the Closing in a manner substantially equivalent to the manner as it is being conducted on the date of this Agreement. All personal property Assets are (A) in good operating condition and repair, ordinary wear and tear excepted; (B) suitable and adequate for continued use in the manner in which they are presently being used; and (C) adequate to meet all present requirements of the Business.

i. Insurance. The insurance policies currently maintained by or for the benefit of Seller are listed on Schedule 6(i) hereto, and will be fully paid through the Closing Date.

j. Disclosure. Neither this Agreement nor any certificate, list or other instrument purporting to disclose facts germane to the Business or Seller delivered or to be delivered to the Buyer by or on behalf of the Sellers pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact. To the best of Seller’s knowledge, there is no fact directly related to the Business which materially and adversely affects the Business, properties, operations, condition or prospects, financial or otherwise, of such Business, which has not been set forth in this Agreement or in the other documents, certificates and statements already furnished to Buyer by or on behalf of the Sellers in connection with the transactions contemplated hereby. All of the information set forth in the schedules to this Agreement is accurate, correct and complete in all respects. Each representation and warranty set forth in this Section 6 is not qualified in any way whatsoever except as explicitly provided therein, will not merge on Closing or by reason of the execution and delivery of any agreement at the Closing, will remain in force on and immediately after the Closing Date for the period set forth herein, is given with the intention that liability is not limited to breaches discovered before Closing.

k. Contracts. With the exception of those contracts and commitments listed or referred to in Schedule 6(k), Seller is not a party to or bound by any contract or commitment, whether written or oral relating to the Business other than:

(i)
orders and commitments for the purchase or sale of supplies or services entered into in the ordinary course of Business not involving commitments in the aggregate of less than twenty five thousand United States dollars ($25,000); and

(ii)
maintenance, service and other contracts for equipment included among Assets, each of which (A) is in the ordinary course of Business and (B) involves an aggregate expenditure of less than fifty thousand United States dollars ($50,000) after the date hereof.

Seller has delivered to the Buyer complete and correct copies of all Assigned Agreements, and accurate descriptions of all oral Assigned Agreements. Seller has complied with all the provisions of such Assigned Agreements and is not in default under any of the terms thereof. No amounts owing by Seller under any of such Assigned Agreements is past due.

l. Compliance with Law and Government Regulations. Seller is in material compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which it or any of its operations may be subject, in respect of the conduct of its business as currently and historically conducted and the ownership and operation of its respective properties.

m. Compensation. Attached hereto as Schedule 6(m) is a true and complete list of all leased employees provided by Integrity Healthcare Management, Inc. to Seller.

n. Employee Benefit Plans. Seller has delivered to the Buyer complete and correct descriptions of, and any publications of any employee benefit plans applicable to persons employed by Seller, including but not limited to health insurance plans. A list of such employee benefit plans is attached hereto as Schedule 6(n).

o. Labor Contracts, Et Cetera. Seller is not a party to any collective bargaining or other labor union contract applicable to any persons employed by Seller. The Seller does not know of any activities or proceedings of any labor union (or representatives thereof) to organize any employees of Seller, or of any threats of strikes or work stoppages by any employees of Seller.

p. Litigation. Except as set forth on Schedule 6(p), there is no litigation, arbitration, proceeding or investigation pending, or to Seller’s knowledge, threatened, which in its reasonable opinion is likely to either individually or collectively, result in any material adverse change in the business or condition (financial or otherwise) of the Business or in any of its properties or assets used therein, or in any material liability on the part of Seller in respect thereof, or in any material change in the methods of doing business of Seller, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. To the Seller’s knowledge, and without having conducted any independent investigation thereof, there is no litigation, arbitration, proceeding or investigation pending or threatened, which in its reasonable opinion is likely to either individually or collectively, result in any material adverse change in the business or condition (financial or otherwise) of the P.C. or the Business.

q. Compliance with Other Instruments, Et Cetera. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, or be in conflict with any term, of the Seller’s formation or organizational documents. Seller warrants that the consummation of the transactions contemplated hereby will not result in any violation of or be in conflict with any contract or other instrument to which Seller is a party, or by which it is otherwise bound.

r. No Broker. Seller has not employed any finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. Seller will indemnify the Buyer and hold it harmless against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by, or services rendered to, Seller (or any allegation of any such employment by, or services rendered to, any of them) of any finder, broker, agent or other intermediary in such connection.

s. Permits. To the Seller’s knowledge, without having conducted any independent investigation thereof, (i) the P.C. has all permits, licenses, orders and approvals of all governmental authorities necessary to conduct its operations, (ii) all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened, (iii) none of such permits, licenses, orders or approvals, and no application for any of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by the this Agreement and the documents referenced herein, and (iv) no doctor or employee of the P.C. has been disciplined, sanctioned or excluded from the Medicare program and has not been subject to any plan of correction imposed by any professional review body within the last five (5) years.

t. Absence of Certain Changes to the P.C. To the knowledge of the Seller, without having conducted any independent investigation thereof, since June 30, 2005, there has not been:

(i)
any change in the business, condition (financial or otherwise), assets or liabilities of the P.C., whether or not covered by insurance and whether or not arising from transactions in the ordinary course of business, which, individually or in the aggregate, has been materially adverse to the Business;

(ii)	any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Business;

(iii)	any change in control of, or sale, transfer, lease or disposition of the capital stock of, the P.C.;

(iv)
any material change in the rate of compensation, commission, bonus or other remuneration payable, or paid or agreed to pay any material bonus, extra compensation, pension, severance or vacation pay, to any partner or employee of the P.C. inconsistent with past practice; or

(v)	any entry by the P.C. into any agreement or commitment to take any of the actions described in subsections (i) through (iv) of this Section.

u. Employees of the P.C. To the Seller’s knowledge, without having conducted any independent investigation thereof, (i) no employee of the P.C. has been granted the right to continued employment by the P.C., (ii) no officer, director, employee or consultant of the P.C. (collectively, the “Contractors”) intends to terminate his or her employment or other engagement with the P.C., and (iii) there are no claims, disputes or controversies pending or threatened involving any employee or group of employees of the P.C.

7. Representations and Warranties of the Buyer. The Buyer represents and warrants to Seller as follows:

a. Organization and Standing. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated under this Agreement.

b. Authorization, Et Cetera. The execution and delivery of this Agreement and the purchase and all other transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer. No consents are necessary to authorize the transactions contemplated hereby under any contract, lease, indenture or other agreement to which it is a party or by which it is bound. The Buyer shall, prior to Closing, also make all necessary governmental and non-governmental registrations, filings and notifications required to be made by them in connection therewith.

c. Qualification. The Buyer is duly qualified and in good standing as a foreign entity authorized to do business in New York.

d. Financial Statement. The Buyer has or will deliver to the Seller:

(i)	An audited balance sheet for the Buyer as at December 31, 2004 and an interim balance sheet as at June 30, 2005; and

(ii)
an audited income statement for the Buyer for the year ended December 31, 2004. The financial statements referred to above are complete and correct in all material respects, prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial position of the Buyer as at the respective dates indicated and the results of their operations for the periods indicated.

e. Absence of Certain Changes. Since June 30, 2005 there has not been:

(i)
any change in the business, condition (financial or otherwise), assets or liabilities of the Buyer, whether or not covered by insurance and whether or not arising from transactions in the ordinary course of business, which, individually or in the aggregate, has been materially adverse; or

(ii)	any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business, assets or prospects of the Buyer.

f. Litigation, Et Cetera. There is no litigation, arbitration, proceeding or investigation pending or, to Buyer’s knowledge, threatened against the Buyer which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, or which, in the Buyer’s reasonable opinion might, either individually or collectively, result in any material adverse change in its business or condition (financial or otherwise) or in any of its properties or assets, or in any material liability on its part, or in any material change in its business, and to its knowledge, there is no basis for any such litigation, arbitration, condemnation, proceeding or investigation.

g. Compliance with Law and Government Regulations. Buyer is in material compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which it or any of its respective operations may be subject, in respect of the conduct by such corporation of its business as currently conducted and the ownership and operation of its respective properties, where the consequences of noncompliance would have a material adverse effect on such corporation or its business.

h. Compliance with Other Instruments. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, or be in conflict with any term, of the Buyer’s certificate of incorporation or bylaws, shareholder agreement or other governing agreement or of any contract or other instrument to which it is a party, or of any judgment, decree, order, statute, rule or regulation by which it is bound.

i. Disclosure. Neither this Agreement nor any certificate, list or other instrument purporting to disclose facts germane to the Buyer delivered or to be delivered to the Seller by or on behalf of the Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact. To the best of the Buyer’s knowledge, there is no fact directly related to the Buyer’s business known to the Buyer which materially and adversely affects the business, properties, operations, condition or prospects, financial or otherwise, of the Buyer which has not been set forth in this Agreement or in the other documents, certificates and statements already furnished to the Seller by or on behalf of the Buyer in connection with the transactions contemplated hereby.

j. Broker. The Buyer has not employed any finder, broker, agent or other intermediary, other than its legal counsel (for whose costs and expenses Buyer is solely responsible), in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and it will indemnify the Seller and hold it harmless against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by, or services rendered to it (or any allegation of any such employment by, or services rendered to it) of any finder, broker, agent or other intermediary in such connection.

k. Not Insolvent; Financial Ability to Consummate Transaction. Buyer is not insolvent (as such term is defined in the United States Bankruptcy Code), and shall not be rendered insolvent as a consequence of the consummation of the transaction contemplated hereby.

8. Covenants of Seller. Seller covenants and agrees with the Buyer as follows (and as specifically noted herein, Buyer covenants and agrees with the Seller as follows):

a. Conduct of Seller’s Business. From the date hereof to the Closing Date, except as otherwise consented to by Buyer in writing, Seller shall:

(i)	continue to operate its business as presently conducted and in the ordinary course of business consistent with past practice;

(ii)	use its commercially reasonable efforts to maintain the goodwill of all employees and all other persons or firms with whom it has dealings;

(iii)
use commercially reasonable efforts to keep the Assets intact (provided, however, that the foregoing shall in no event be deemed to require Seller to make any material expenditure or to incur any material cost not consistent with Seller’s past practice);

(iv)	keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

(v)	perform all of its material obligations under agreements, contracts and instruments relating to or affecting its properties, assets and business being sold hereunder;

(vi)	maintain its books of account and records in the usual, regular and ordinary manner;

(vii)	comply with all statutes, laws, ordinances, rules and regulations applicable to it and to the conduct of the Business;

(viii)
pay all account payables and collect all account receivables only in the ordinary course of business consistent with prudent past practice, not accelerate collection of accounts receivable or defer payment of accounts payable in anticipation of the Closing and not purchase drugs or supplies on terms and conditions not in the ordinary course, consistent with past practice;

(ix)	promptly advise the Buyer in writing of any change that would be regarded as having a material adverse effect on the Buyer;

(x)	not enter into, assume or amend in any material respect, any agreement, contract or commitment of the character referred to in Section 6(l);

(xi)	not merge or consolidate with or purchase substantially all of the assets of, or otherwise acquire, any corporation, partnership, association or other business;

(xii)	not sell, transfer or convey all or substantially all of its assets or the assets of the Seller;

(xiii)	not take, or permit to be taken, any action which is represented and warranted in Section 6(e) not to have been taken since June 30, 2005;

(xiv)	not increase salaries or other compensation of employees of the Seller other than in the ordinary course of business consistent with past practice;

(xv)	not issue any shares or other equity interests or effect any stock split or other reclassification;

(xvi)	not create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness for borrowed money other than in the ordinary course of business;

(xvii)
not solicit, facilitate or encourage any inquiries or proposals for the acquisition of its stock, assets or business, or authorize or permit any officer, director, employee, investment banker, attorney or other representative, directly or indirectly, on its behalf, to cooperate or negotiate with, or otherwise to provide any information to, any person or entity with respect to such inquiries or proposals, or accept any offer from any such person or entity to purchase its business or assets or stock in whole or in part; and

(xviii)
not enter into any agreement or understanding to that would interfere or conflict with its obligations set forth in subsections (i) though (ix) above, or cause it engage in any of the actions described in subsections (x) through (xvii).

b. Consents. Seller shall use its best efforts to obtain all consents required to be obtained by it to consummate the transactions contemplated by this Agreement, including all third party consents required to assign the Assigned Agreements to the Buyer.

c. Assigned Agreements. At the Closing, Seller shall assign the Assigned Agreements to the Buyer and the Buyer shall assume the obligations of Seller thereunder, pursuant to the terms and conditions set forth herein and in the Assignment and Assumption Agreement.

d. Access to Information and Records Before Closing. The Buyer may, at its sole cost and expense, prior to the Closing date and solely to the extent necessary to (i) respond to any request for information by the SEC, or (ii) otherwise gather information materially necessary to the Closing of the transactions contemplated hereby which could not be obtained in any other way, make, or cause to be made, such reasonable investigation of the Business, and of the assets, liabilities, operations and properties of the Seller and of its financial and legal condition as the Buyer deems reasonably necessary or advisable to familiarize itself with such matters. The Seller shall permit the Buyer and its representatives (including legal counsel and independent accountants) upon reasonable notice to Seller to have reasonable access to the properties and relevant books and records of the Seller and of the Business at reasonable business hours, and will use reasonable efforts cause its employees to furnish the Buyer with such financial and operating data and other information and copies of documents with respect to the services, operations and properties of the Seller and the Business as the Buyer may from time to time request; provided, however, that Buyer’s sole remedy for Seller’s failure to provide such information under this Section 8(d) shall be to terminate the transactions contemplated under this Agreement. Nothing contained herein shall require the Seller to provide such information in the event it has used reasonable efforts to do so.

e. No Solicitation. Until the earlier of (i) the Closing and (ii) the termination of this Agreement pursuant to its terms, Seller shall not, and Seller shall cause its representatives not to, directly or indirectly, (A) initiate, solicit or encourage (including by way of furnishing information regarding the Business or the Assets or Assumed Liabilities) any inquiries, or make any statements to third parties which may reasonably be expected to lead to any proposal concerning the sale of the Business or the Assets or Assumed Liabilities (whether by way of merger, purchase of capital shares, purchase of assets or otherwise) (a “Competing Transaction”); or (B) hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a proposed Competing Transaction or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing.

f. Certain Notifications. From the date of this Agreement until the Closing, the Seller shall promptly notify the Buyer in writing regarding any:

(i)
Action taken by the Seller or to the Seller’s knowledge, the P.C., not in the ordinary course of business and any circumstance or event that could reasonably be expected to have a material adverse effect on the Business;

(ii)
Fact, circumstance, event, or action by the Seller or to the Seller’s knowledge, the P.C. (i) which, if known on the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement; or (ii) the existence, occurrence, or taking of which would result in any of the representations and warranties of the Seller contained in this Agreement or in any agreement referenced herein not being true and correct when made or at Closing;

(iii)	Breach of any covenant or obligation of the Seller; and

(iv)
Circumstance or event which will result in, or could reasonably be expected to result in, the failure of the Seller to timely satisfy any of the closing conditions specified in Section 10 of this Agreement.

g. Bring-Down Disclosure Schedule. At the time of Closing, the Seller shall furnish Buyer with a bring-down disclosure schedule in conjunction the Seller’s representations and warranties in Section 6 that shall be true and correct as of the Closing Date (the “Bring-Down Disclosure Schedule”). Except in the case of demonstrated fraud or intentional misrepresentation, such Bring-Down Disclosure Schedule shall be deemed to supplement and amend the disclosure schedule delivered upon the signing of this Agreement; provided, however, it shall not be used for the purposes of determining whether any of the conditions set forth in Section 9 have been satisfied. Accordingly, in the event that the transactions contemplated hereby do not close for any reason, except in the case of demonstrated fraud or intentional misrepresentation on the part of the Seller to which this provision shall not apply: (x) Buyer’s sole remedy with regard to any issue arising out of or related to any update to the representations and warranties (whether for new events or updating existing schedules with regard to prior events) shall be to terminate this Agreement and the transactions contemplated hereby, and (y) without limiting the foregoing or any other provision contained herein, the parties expressly agree and acknowledge that no disclosure made by the Seller in the Bring-Down Disclosure Schedule shall entitle the Buyer to assert any breach of, or any default under, this Agreement by the Seller, or to assert any claim for indemnification and/or damages.

h. Filing of Registration Statement; Other Action.

(i)
The Seller shall use reasonable efforts to cooperate with Buyer in the Buyer’s preparation of its registration statement on Form S-1 (or other appropriate Form) to be filed by the Buyer with the SEC under the Securities Act in connection with the initial public offering of Buyer’s securities (including the prospectus constituting a part thereof, the “Registration Statement”). The date on which the SEC declares the Registration Statement effective, and each date on which an amendment or supplement thereto is declared effective, is referred to as an “Effective Date.”

(ii)
Seller agrees to use reasonable efforts to promptly furnish, upon request of the Buyer, factual information specifically regarding the Seller and the Business that may be required by the United States Securities and Exchange Commission (the “SEC”), and such other matters as may be reasonably requested by the Buyer in response to any request by the SEC, in connection with the preparation of the Registration Statement and each amendment or supplement thereto, or any other statement, filing, notice or application made by or on behalf of each such party to the SEC, which may include Seller’s material agreements, corporate documents, schedules and exhibits (the “Seller Information”).

(iii)
The Seller represents and warrants that to the Seller’s best knowledge, without independent investigation thereof, the Seller Information, when furnished by the Seller, shall be true and correct in all material respects; provided however, that the foregoing representation and warranty shall be strictly limited to the Seller Information (and not facts regarding the Buyer, the Affiliates of the Buyer, the Registration Statement as a whole or any part thereof), and shall be limited to the extent that the furnished Seller Information relates to facts concerning the Seller and the Business. In addition, the parties hereto acknowledge and agree that Seller shall not be liable or responsible for any failure to provide, or delay in providing, Seller Information so long as Seller uses good faith reasonable efforts to respond to any proper request made hereunder.

i. Compliance with Conditions Precedent; Further Assurances.

(i)
Each party hereto shall use such party’s good faith efforts to cause the conditions precedent to the Closing set forth in Sections 9 and 10 hereof to be fulfilled and, subject to the terms and conditions herein provided, to use good faith efforts to take, or cause to be taken, all reasonable action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Agreement and documents referenced herein. Each party hereto covenants and agrees that it will cooperate with each of the other parties hereto and use its reasonable efforts to (i) procure upon reasonable terms and conditions all consents and approvals necessary to the transactions contemplated by this Agreement (ii) complete or obtain all necessary filings, registrations, certificates, and authorizations necessary or advisable for the transactions contemplated by this Agreement and for the use of the Assets, (iii) satisfy all requirements prescribed by law for, and all conditions, to, the consummation of the transactions contemplated by this Agreement, and to (iv) effect the transactions contemplated by this Agreement. In case at any time after the Closing any further actions are necessary or desirable to carry out the purposes of this Agreement or the other documents referenced herein, each party shall use all reasonable efforts to take all such necessary actions.

(ii)	Without limiting the generality of the foregoing, the Seller shall use its best efforts to cause the satisfaction of the conditions precedent set forth in Section 10 hereof.

j. Certain Notifications. At all times from the date hereof until the Closing, each party shall promptly notify the others in writing of the occurrence of any event which will or is likely to result in the failure to satisfy any of the conditions specified in Sections 9 or 10.

k. Amendment to Schedules. [intentionally deleted]

l. Seller to Obtain Own Tax Advice. The Seller represents and warrants that it has relied, and covenants and agrees that in connection with the transactions contemplated by this Agreement, it will rely, solely on its own advisors to determine the tax consequences of the transactions contemplated hereunder, and that no representation or warranty has been made by any party as to the tax consequences of such transactions.

m. Corporate Existence. During the term of the Consulting Agreement, the Seller shall maintain and preserve in full force and effect its legal existence.

n. Integrity Services. The parties hereby acknowledge that Integrity Management Corp., a company controlled by Mr. Damadian, provides certain accounting, bookkeeping, payroll, administrative and billing services (the “Bookkeeping Services”) to the Seller, and that Mr. Damadian will agree to cause Integrity to continue to provide such Bookkeeping Services to the Buyer for a period not to exceed ninety (90) days following the Closing, in accordance with the terms and conditions of the Side Letter (as defined in Section 9(n), below). Upon expiration of such ninety (90) day period, except as otherwise expressly set forth in the Side Letter, the obligations of Mr. Damadian and Integrity set forth in this Section 8(n) and the Side Letter shall automatically terminate and be of no further force or effect.

9. Conditions Precedent to Buyer’s Obligations. The obligations of the Buyer under this Agreement are subject to the fulfillment to its reasonable satisfaction, prior to or at the Closing, of each of the following conditions unless otherwise waived by Buyer in writing:

a. Representations and Warranties True at Closing. Each of the representations and warranties of Seller in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on such date.

b. Compliance Certificate. Seller shall have delivered to the Buyer a certificate or certificates dated the Closing Date, in form reasonably satisfactory to the Buyer’s counsel, to the fulfillment of the conditions specified in 9(a) and (e).

c. No Government Opposition. No governmental entity shall have made known any opposition to, or questioning of, the consummation of the transactions contemplated hereby.

d. No Private Opposition. No private party shall have commenced an action or filed suit against any of the parties or their respective owners questioning in any way the validity of this Agreement or the transactions contemplated hereby.

e. Consents. Seller shall have obtained all consents and approvals required to be obtained by it hereunder to the transactions contemplated by this Agreement.

f. Condition of Assets. The tangible Assets being sold hereunder shall be in operating condition and shall have suffered no loss or damage since the date hereof, normal wear and tear excepted, whether by reason of causes within or without the control of the parties and whether covered by insurance or not.

g. Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in legal substance and form to counsel for the Buyer, and the Buyer and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they or their counsel may reasonably request.

h. Assigned Agreements. Sellers shall have assigned the Assigned Agreements to the Buyer.

i. Compliance with Covenants. The Seller shall have performed, complied with and fulfilled all the covenants, agreements, obligations and conditions required by this Agreement or any document referenced herein to be performed, complied with or fulfilled by it prior to or at the Closing.

j. Material Adverse Change. After the date of this Agreement, there shall not have occurred any event or events, whether individually or in the aggregate, that have had or that reasonably could be expected to have a material adverse effect on the Seller.

k. Registration Statement Effective. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC; provided, however, that in the event (i) the Registration Statement shall not have been filed with the SEC on or before December 31, 2005, or (ii) the Registration Statement shall not have been declared effective on or before April 15, 2006, the Seller shall have the right, in its sole discretion, to terminate this Agreement without cost or penalty.

l. Blue Sky Clearance. At or prior to Closing, Buyer shall have received all state securities and “Blue Sky” permits necessary, in its sole discretion, to consummate the transactions contemplated hereby; and

m. Opinion of Counsel. Seller shall have delivered to Buyer an opinion of Seller’s counsel, substantially in the form attached hereto as Exhibit E, with qualifications reasonably acceptable to both parties.

n. Side Letter Regarding Employees. Tim Damadian and Integrity Management Corp. shall have executed and delivered the side letter substantially in the form attached as Exhibit F to the Buyer (the “Side Letter”).

o. Non-Competition Agreement. Tim Damadian and Stuart Blumberg shall have entered into the Non-Competition Agreement attached as Exhibits G-1 and G-2 hereto.

p. Bring-Down Disclosure Schedule. Seller shall have furnished to the Buyer the Bring-Down Disclosure Schedule, as provided in Section 8(g) hereof.

10. Condition Precedent to Seller’s Obligations. The obligations of Seller under this Agreement are subject to the fulfillment to its reasonable satisfaction, prior to or at the Closing, of each of the following conditions, any of which can and, if unmet, shall be deemed waived at Closing, unless otherwise waived by Seller in writing.

a. Representations and Warranties True at Closing. Each of the representations and warranties of Buyer in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on such date.

b. Compliance with Covenants. The Buyer shall have performed, complied with and fulfilled all of the covenants, agreements, obligations and conditions required by this Agreement or any document referenced herein to be performed, complied with or fulfilled by it prior to or at the Closing.

c. Compliance Certificate. The Buyer shall have delivered to Seller a certificate or certificates of appropriate executive officers dated the Closing Date, certifying in form reasonably satisfactory to Seller’s counsel, as to the fulfillment of the conditions specified in Section 10(a) and 10(b).

d. No Government Opposition. No governmental entity shall have made known any opposition to, or questioning of, the consummation of the transactions contemplated hereby.

e. No Private Opposition. No private party shall have commenced an action or filed suit against any of the parties or their respective owners questioning in any way the validity of this Agreement or the transactions contemplated hereby.

f. Consents. Buyer shall have obtained all consents and approvals required to be obtained hereunder to the transactions contemplated by this Agreement.

g. Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in legal substance and form to counsel for the Seller, and the Seller and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they or their counsel may reasonably request.

h. Assumed Agreements. Buyer shall have assumed the Assigned Agreements.

i. Related Transactions. The closing of the transactions under (i) the Asset Purchase Agreements between the Buyer and each of Park Slope Management Associates, LLC and United Healthcare Management Services, LLC, and (ii) the Membership Interest Purchase Agreement among the Buyer, Health Plus Management Services, LLC and Stuart Blumberg, shall all occur simultaneously with the closing of the transactions contemplated by this Agreement.

j. Side Letter Regarding Integrity. Timothy Damadian and Integrity Management Corp. shall have executed and delivered the Side Letter.

k. Opinion of Counsel. Buyer shall have delivered to Seller an opinion of Buyer’s counsel, substantially in the form attached hereto as Exhibit H, with qualifications reasonably acceptable to both parties.

11. Expenses; Sales Tax.

a. Except as otherwise provided herein, Seller will pay all costs and expenses attributable to the performance of and compliance with all agreements and conditions contained in this Agreement to be performed or complied with by it (including, without limitation, all fees and expenses of their counsel), and the Buyer will pay all costs and expenses attributable to the performance of and compliance with all agreements and conditions contained in this Agreement to be performed or complied with by it (including, without limitation, all fees and expenses of their counsel).

b. Notwithstanding any legal requirements to the contrary, Seller shall pay any Transfer Taxes when due, and shall, at its own expense, file all necessary tax returns and other documentation with respect to all such Transfer Taxes; provided, however, that, if required by any legal requirement, Buyer will join in the execution of any such tax returns and other documentation, and provided, in addition, that Buyer shall credit the Seller in the amount of 50% of such Transfer Taxes and pay such amount to the Seller promptly after they are due. For purposes of this Agreement, “Taxes” shall mean any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any governmental authority responsible for the imposition, assessment or collection of any Tax (domestic or foreign); and “Transfer Taxes” shall mean all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the transfer of Assets or assumption of Assumed Liabilities, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties.

c. Seller shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the conduct of the Business or the ownership of the Assets attributable to the period prior to Closing. Buyer shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the conduct of the Business or the ownership of the Assets attributable to the period after the Closing.

d. All real property, personal property, ad valorem or other similar Taxes (not including income Taxes) levied with respect to the Assets or the Business for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Buyer and Seller based on the number of days included in such period through and including the Closing Date and the number of days included in such period after the Closing Date.

12. Survival of Representations and Warranties. The representations and warranties of the parties under this Agreement shall survive the Closing for a period of two (2) years.

13. Indemnification by Seller. Seller shall indemnify and hold harmless the Buyer from all losses, liabilities, obligations, claims, lawsuits, judgments, costs and expenses (including reasonable attorneys’ fees) arising from: (a) any material misrepresentation, breach of warranty or breach of covenant by Seller under this Agreement or the failure of Seller to perform any obligation required to be performed by it hereunder; (b) events occurring, conditions existing, or activities of Seller following the Closing; and (c) obligations related to Seller’s business prior to Closing other than Assumed Liabilities, or the assertion against Buyer of a claim which, if valid, would constitute a liability arising out of or related to any Seller’s business prior to Closing other than Assumed Liabilities. The aggregate liability of the Seller under this Section 13 shall not exceed the Purchase Price.

14. Indemnification by the Buyer. The Buyer shall indemnify and hold harmless Seller from all losses, liabilities, obligations, claims, lawsuits, judgments, costs and expenses (including reasonable attorneys’ fees) arising from: (a) the Assumed Liabilities; (b) any material misrepresentations, breach of warranty or breach of covenant by it under this Agreement or its failure to perform any obligation required to be performed by it hereunder; (c) any operations of Buyer before or after the Closing.

15. Indemnification Procedure. In the event that any claim is made with respect to which a party hereto (an “Indemnified Party”) intends to seek indemnification hereunder, the Indemnified Party shall give the party from which it intends to seek indemnification hereunder (“Indemnifying Party”) prompt written notice of such claim and the Indemnifying Party shall have the right to assume the defense of the claim with counsel of its own choosing reasonably acceptable to the Indemnified Party, provided that such defense is conducted with diligence and continuity and provided further that the Indemnified Party shall have the right to participate in the defense of such claim with counsel of its choosing at its expense. The parties shall cooperate in the defense of any such claim and neither the Indemnifying Party nor the Indemnified Party shall have the right to settle or pay any such claim without the consent of the other, which consent shall not be unreasonably withheld. The obligations of the Buyer and Seller, respectively, to indemnify one another under Section 13 and Section 14 hereof shall terminate on the second (2nd) anniversary following the Closing Date, except as to matters as to which the Indemnified Party, as applicable, has made a written claim for indemnification which has been received by the applicable Indemnified Party on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

16. Notices, Et Cetera. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally, on the next business day when sent overnight by Federal Express or other nationally recognized overnight courier service, or five (5) days after being mailed if mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to Seller at 6 Corporate Center Drive, Melville, New York 11747 Attention: Stuart Blumberg, President; or at such other address or addresses as Seller shall have furnished to the Buyer in writing, or (b) if to the Buyer, at 4270 Promenade Way, Marina Del Ray, California 90292, or at such other address as the Buyer shall have furnished to Seller in writing. A copy of all notices sent to Buyer shall also be sent to Attn: Kevin Leung, Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024, Facsimile (310) 208-1154. A copy of all notices sent to Seller shall also be sent to Garfunkel Wild & Travis P.C., 111 Great Neck Road, Suite 503, Great Neck, New York 11021, Attention: Greg Bloom, Esq.

17. Publicity; Confidentiality. No party to this Agreement shall directly or indirectly make or cause to be made any public announcements or issue any notices in any form (other than as may be required by law, in which case copies will be provided to the other party at least three (3) business days prior to such announcement) with respect to the terms and conditions of this Agreement without the consent in writing of the other parties.

18. Further Assurances. Subject to the express limitations set forth herein, each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereunder. The parties agree that neither party will, in an attempt to void or nullify this Agreement or any document referenced herein or any relationship involving the Buyer or Seller, sue, claim, aver, allege or assert that this Agreement or related document or any such relationship violates any law, rule or regulation relating to the corporate practice of medicine. Notwithstanding the foregoing, nothing in this Section 18 shall be construed to require the Seller to take any action or provide any information, whether to Buyer or any third party, in connection with the Buyer’s Registration Statement, except to the extent expressly required by this Agreement.

19. Assignment. This Agreement may not be assigned by any of the parties without the express written consent of the other parties hereto. Notwithstanding the foregoing, any agreement or instrument delivered pursuant to this Agreement may be assignable to the extent expressly provided therein.

20. Miscellaneous. This Agreement, together with the Exhibits hereto, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of such parties. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The headings of this Agreement are for reference only, and shall not limit or otherwise affect any of the terms or provisions hereof. This Agreement may be executed in several counterparts and may be executed by the respective parties hereto on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in the manner legally binding upon them as of the date first above written.

GRAND CENTRAL MANAGEMENT SERVICES, LLC, by SJB Ventures, Inc., a Member

By:	/s/ Stuart Blumberg
Name: Stuart Blumberg
Title: Authorized Signatory

BASIC CARE NETWORKS, INC.

By:	/s/ Robert Goldsamt
Name: Robert Goldsamt
Title: Chief Executive Officer

SCHEDULE 1A

Schedule of Assets to Be Sold

A. Subject to any necessary consents, the following agreements constitute the “Assigned Agreements”:

1. Turnkey License and Management Agreement, dated June 12, 2003, between Seller and Midtown Medical Practice, P.C.

2. Agreement of Lease, dated January 24, 2003 between 48 East 43rd Street Associates.

3. Lease Agreement (No. 0037009934.001) among Seller, United Healthcare Management, LLC and Fleetwood Industries/Dale Professional Supply, for certain physical therapy equipment (U.S. Bank Trust, N.A. is now Custodian/Trustee for Fleetwood).

B. Subject to any necessary consents, the Assets shall include the following, expressly excluding any Excluded Assets set forth in Section 1(b) of the Asset Purchase Agreement:

1. Receivables. All receivables of the Seller on the date of Closing.

2. Equipment and Machinery. All medical equipment and machinery owned by the Seller, and all of the Seller’s rights and interests under the equipment leases relating to the Seller.

3. Furnishings and Fixtures. All of the furniture, furnishings, trade fixtures, and office equipment owned by the Seller.

4. Personal Property. All of the Seller’s Personal Property set forth on Schedule 6(h)(1).

5. Assigned Agreements. All rights in, to and under any and all Assigned Agreements.

6. Rebates and Credits. All rights in, to and under claims for refunds, rebates or other discounts due from suppliers or vendors and rights to offset in respect thereof.

7. Books and Records. All books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents, records and documentation thereof related to any of the Assets or the Assumed Liabilities, or used in the conduct of the Business, on whatever medium, other than stock transfer and minute books, tax returns and other financial records of Seller (the “Books and Records”).

8. Deposits and Advances. All performance and other bonds, security and other deposits, advances, advance payments, prepaid credits and deferred payments are included, except for an amount of up to $50,000 of such items which shall be excluded from the sale of the Assets and shall be retained by Buyer.

9. Other Assets. All other assets, properties, rights and claims of Seller related to the operations or conduct of the Business, except the Excluded Assets set forth in Section 1(b) of the Asset Purchase Agreement.

10. Goodwill. Goodwill associated with the Business.

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EXHIBIT A

Bill of Sale

BILL OF SALE

Reference is made to that certain Asset Purchase Agreement dated November 17, 2005 (“Asset Purchase Agreement”) by and between BASIC CARE NETWORKS, INC., a Delaware corporation (the “Buyer”), and GRAND CENTRAL MANAGEMENT SERVICES, LLC, a New York limited liability company (the “Seller”). All capitalized terms used herein and not defined shall have the same respective meanings assigned to such terms in the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer the following assets, properties, interests in properties and rights of the Seller (collectively, the “Assets”):

A.  Subject to any necessary consents, the following Assigned Agreements:

1. Turnkey License and Management Agreement, dated June 12, 2003, between Seller and Midtown Medical Practice, P.C.

2. Agreement of Lease, dated January 24, 2003 between 48 East 43rd Street Associates.

3. Lease Agreement (No. 0037009934.001) among Seller, United Healthcare Management, LLC and Fleetwood Industries/Dale Professional Supply, for certain physical therapy equipment (U.S. Bank Trust, N.A. is now Custodian/Trustee for Fleetwood).

B. Subject to any necessary consents, the Assets shall include the following, expressly excluding any Excluded Assets set forth in Section 1(b) of the Asset Purchase Agreement:

1. Receivables. All receivables of the Seller on the date of Closing.

2. Equipment and Machinery. All medical equipment and machinery owned by the Seller, and all of the Seller’s rights and interests under the equipment leases relating to the Seller.

3. Furnishings and Fixtures. All of the furniture, furnishings, trade fixtures, and office equipment owned by the Seller.

4. Personal Property. All of the Seller’s Personal Property set forth on Schedule 6(h)(1).

5. Assigned Agreements. All rights in, to and under any and all Assigned Agreements.

6. Rebates and Credits. All rights in, to and under claims for refunds, rebates or other discounts due from suppliers or vendors and rights to offset in respect thereof.

7. Books and Records. All books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents, records and documentation thereof related to any of the Assets or the Assumed Liabilities, or used in the conduct of the Business, on whatever medium, other than stock transfer and minute books, tax returns and other financial records of Seller (the “Books and Records”).

8. Deposits and Advances. All performance and other bonds, security and other deposits, advances, advance payments, prepaid credits and deferred payments are included, except for an amount of up to $50,000 of such items which shall be excluded from the sale of the Assets and shall be retained by Buyer.

9. Other Assets. All other assets, properties, rights and claims of Seller related to the operations or conduct of the Business, except the Excluded Assets set forth in Section 1(b) of the Asset Purchase Agreement.

10. Goodwill. Goodwill associated with the Business.

All assets, properties, interests in properties, and rights of the Seller not expressly identified above, or specifically set forth in Section 1(b) of the Asset Purchase Agreement (the “Excluded Assets”) are expressly excluded from the assets of the Seller being sold, assigned, or otherwise transferred to the Buyer.

To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall govern.

IN WITNESS WHEREOF, the Seller has executed this instrument, by its duly authorized signatory as of the Closing Date under the Asset Purchase Agreement, set forth below.

GRAND CENTRAL MANAGEMENT SERVICES, LLC

Date: ______________, 2006	By:

Stuart Blumberg President

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EXHIBIT B

Consulting Agreement

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of the ___ day of __________ 2005 by and between Grand Central Management Services, LLC, a New York limited liability company having its principal place of business at 6 Corporate Center Drive, Melville, New York (the “Seller,” also referred to in this Agreement as the “Consultant”), and Basic Care Networks, Inc., a Delaware corporation (the “Company”), in reference to the following:

RECITALS

A. The Consultant is engaged in the business of providing physician practice management and administrative services to Midtown Medical Practice, P.C., a New York professional corporation (the “P.C.”) which conducts physical therapy, rehabilitation and chiropractic services at a portion of the premises located at 48 East 43rd Street, New York, New York, 10017. Stuart Blumberg (“Blumberg”) is a beneficial owner of the Consultant.

B. This Consulting Agreement is being entered into between the Company and Consultant as a condition of closing pursuant to the Asset Purchase Agreement dated an even date herewith (“Asset Purchase Agreement”), by and between the Company and the Consultant, pursuant to which the Company shall acquire all of the assets (“Acquired Assets”) of the Consultant (the “Acquisition”). The Asset Purchase Agreement, together with each of the schedules and exhibits attached thereto and this Agreement, are hereinafter collectively referred to as the “Transaction Documents.”

C. The Consultant has valuable knowledge, relationships, experience and expertise in the provision of management and administrative services to clinics which provide physical therapy, rehabilitation and chiropractic services.

D. The Company desires to engage Consultant, and Consultant desires to enter into this Agreement with the Company, to provide consulting services and assistance to the Company with respect to the management and administrative services to the P.C.

E. This Agreement is entered into by the parties hereto as a condition of Closing under the Asset Purchase Agreement. All capitalized terms used herein and not defined shall have the same respective meanings assigned to such terms in the Asset Purchase Agreements.

NOW, THEREFORE, the Company and the Consultant agree as follows:

AGREEMENT

1.  Term. The term of this Agreement shall commence on the date of Closing and shall continue until December 31, 2010, or until this Agreement is earlier terminated pursuant to Section 5 below.

2.  Duties of Consultant.

2.1.  Scope of Services. Consultant shall, to the best of its ability, render the services set forth in subsection 2.2 below (the “Services”), in a timely and professional manner in accordance with this Agreement. Subject to the foregoing, the manner and means by which Consultant chooses to complete the Services are in Consultant’s sole discretion and control. If, in the sole and reasonable discretion of the Consultant, any services, functions or responsibilities not specifically described in this Agreement are required for the proper performance and provision of the Services, they shall be deemed to be included within the scope of Services to the same extent as if specifically described in this Agreement. Further, the parties shall cooperate in good faith to agree upon and implement such further services and agreements as may be requested by Company relating to the Services. In performing the Services, Consultant agrees to provide its own personnel, equipment, tools and other materials at its own expense. Company shall make its facilities and equipment available to Consultant as reasonably necessary in connection with the Services. Consultant may not subcontract or otherwise delegate its obligations under this Agreement without Company’s prior written consent. For any work performed on Company’s premises, Consultant shall comply with all security, confidentiality, safety and health policies of Company.

2.2.  Consulting Services. The Services under this Agreement shall include:

(a)  Ongoing Consultation. During the term of this Agreement, Consultant shall advise the Company regarding all aspects of the operation and management of the P.C., specifically, under the License and Management Agreement between the Company and the P.C..

(b)  Management of Back Office Functions. Consultant shall advise the Company regarding, and manage, the employees and/or consultants who handle payroll, benefits, accounting and collections for the P.C.

2.3.  Duties of Blumberg. Blumberg agrees to take primary responsibility for the Consultant’s rendering of Services under this Agreement, and to devote sufficient personal time and effort as may be necessary to discharge Consultant’s obligations under this Agreement; provided, however, that the Company acknowledges and agrees that, in addition to the Services being provided under this Agreement, Blumberg is also responsible for providing similar services on behalf of certain other consulting entities under three (3) additional consulting agreements to which the Company is a party. Accordingly, Blumberg shall allocate his time in such a manner as he may deem reasonably necessary in order to fulfill his duties under all such consulting agreements.

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3.  Compensation.

3.1.  Calculation of Compensation. The Company shall pay to the Consultant, as compensation for the Services, twenty percent (20%) of Annual Incremental Profits calculated on an annual basis. For purposes of this Agreement, “Annual Incremental Profits” with respect to a period shall mean the aggregate excess Adjusted EBITDA of the Company derived under the Turnkey License and Management Agreement with the P.C. (if any), for the six (6) month period ending December 31, 2006, and for each of the calendar years ending December 31, 2007, 2008, 2009 and 2010, respectively (each, a “Measuring Period”), over Adjusted EBITDA of the Company derived under the Management Agreement for the calendar year ending December 31, 2006 (except that the six month period ending December 31, 2006 shall be compared against the same six month period ending December 31, 2005). “Adjusted EBITDA” for purposes of this Section 3.1 shall mean earnings before interest, taxes, depreciation and amortization, determined on an accrual basis by the same independent accountants mutually acceptable to the Company and Consultant, adjusted as follows:

(a)  neither the proceeds from nor any dividends or refunds with respect to, nor any increases in the cash surrender value of, any life insurance policy under which the Company or the P.C. is the named beneficiary or is otherwise entitled to recovery, shall be included as income, and the premium expense related to any such life insurance policy shall not be treated as an expense;

(b)  the Employee Bonus Amount (as such term is defined in the Membership Interest Purchase Agreement, dated of even date herewith, between the Company and Health Plus Management Services, L.L.C.) shall not be treated as an expense and thus shall be added back to Adjusted EBITDA; and

(c)  any extraordinary or unusual gains or losses and any gains or losses from the sale of any capital assets used by the Company or the P.C. or any subsidiary thereof in its operations during the applicable Measuring Period (as opposed to assets acquired in the ordinary course of the business of the P.C. and its subsidiaries for resale or other disposition) shall be excluded from income.

3.2.  Payment Terms.

(a)  The Company shall pay Consultant the amounts set forth in Sections 3.1 within ten (10) days after the final determination of Adjusted pursuant to Section 3.3.

(b)  The payment terms in this Section 3 shall survive the termination of this Agreement until all payments due to Consultant under this Section 3 are calculated and paid; provided, however, that Consultant’s compensation hereunder shall be pro rated for any partial calendar year of service.

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3.3.  Accounting Procedures. The compensation to be paid pursuant to Section 3.1 hereof shall be determined in accordance with the following procedure:

(a)  The Company’s independent accountants (the “Accountants”) shall prepare in accordance with GAAP, and deliver to the Company, a report containing a computation of Adjusted EBITDA, within 90 days following the completion of each calendar year (“Report of Accountants”). The Company shall promptly deliver, or cause to be delivered, a copy of each such computation of Adjusted EBITDA to the Consultant or its representatives.

(b)  Either party shall have thirty (30) days following receipt of the Report of Accountants to dispute any computations made therein, by delivery of a written notice to the other party hereto, which notice shall include an explanation of the basis for such dispute. If after such thirty (30) day period neither party receives written notice of a dispute, the Report of Accountants shall thereupon be deemed final and binding on the parties.

(c)  If the Company and the Consultant reconcile their differences, the Adjusted EBITDA for the relevant time period shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon agreement in writing by the parties, and shall be enforceable in a court of law. If the Company and the Consultant are unable to reconcile their differences in writing within 20 days after written notice is delivered to the other party (the “Reconciliation Period”), the items in dispute shall be submitted to a mutually acceptable accounting firm (other than the Accountants) (the “Independent Auditors”) for final determination, and the calculation of Adjusted EBITDA for the relevant time period shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as the parties hereto may agree) to resolve all items in dispute. In the event the parties are unable to agree on a mutually acceptable accounting firm within thirty (30) days of the expiration of the Reconciliation Period, the matter shall be submitted to the courts of the State of New York, County of Nassau, which the parties agree shall have the exclusive right to appoint the accounting firm on behalf of the parties.

(d)  Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall require the Company to restate its audited financial statements. The Company may at its sole discretion, with respect to any excess or deficiency in Consultant’s compensation resulting from a dispute resolved pursuant to this Section 3.3, credit the Consultant for any such deficiency or offset any of Consultant’s compensation hereunder for any such excess, and apply such credit or offset (as applicable) in the following calendar year, provided however that any credit shall be paid to Consultant within 30 days of final determination under this Section that such credit is owed.

4.  Nondisclosure and Noninterference.

4.1.  Access to Confidential Information. The Consultant and Blumberg agree that during the term of the business relationship between the Consultant and the Company, the Consultant and Blumberg will have access to and become acquainted with confidential proprietary information (“Confidential Information”) which is owned by the Company and is regularly used in the operation of the Company’s business. The Consultant and Blumberg agree that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant and Blumberg agree that the term “Confidential Information” includes, without limitation, any proprietary or otherwise undisclosed information about present and future patents, patent applications, copyrights, trademarks, trade names, service marks, service names, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant and Blumberg acknowledge that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant and Blumberg in any other way, shall, as between the Company and the Consultant and/or Blumberg (as applicable), remain the exclusive property of the Company.

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4.2.  No Disclosure by Consultant. The Consultant and Blumberg promise and agree that the Consultant (which shall include the Consultant’s employees and contractors) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will the Consultant or Blumberg use the Confidential Information in any way or at any time except as required in the course of the Consultant’s or Blumberg’s business relationship with the Company. Consultant and Blumberg agree that, during the term of this Agreement and thereafter, they shall (a) hold Confidential Information in trust and confidence; (b) use Confidential Information only for the benefit of Company (and not for the benefit of Consultant or Blumberg or any third party), (c) not use Confidential Information in any manner or for any purpose not expressly set forth in this Agreement; (d) reproduce such Confidential Information only to the extent reasonably required to fulfill Consultant’s or Blumberg’s obligations hereunder; and (e) not disclose, deliver, provide, disseminate or otherwise make available to any third party, directly or indirectly, any Confidential Information without first obtaining the Company’s express written consent on a case-by-case basis. Consultant or Blumberg may disclose Confidential Information only to Consultant’s employees and agents who have a need to know such Confidential Information. Consultant and Blumberg shall take at least the same degree of care that they use to protect their own confidential and proprietary information of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of Confidential Information.

4.3.  Termination of Confidentiality Obligation. Confidential Information ceases to be confidential and subject to the terms of this Agreement if (a) such information becomes generally known to the public through no fault of the Consultant or Blumberg; (b) the Company conveys such information to a third party without designating it as confidential; and/or (c) the Consultant or Blumberg learn of such information from a third party who did not breach any obligation of confidentiality. Additionally, the Consultant and Blumberg shall have the right to disclose Confidential Information if required to do so by court order, provided that prior to so disclosing, the Consultant and/or Blumberg (as applicable) shall inform the Company of the court order and give the Company an opportunity to seek a protective order respecting such Confidential Information.

4.4.  Noninterference. Consultant and Blumberg acknowledge that Company’s relationships with its employees, agents, suppliers, customers and vendors are valuable business assets. Accordingly, Consultant and Blumberg agree that, during the period of this Agreement Consultant and Blumberg shall not (for itself or for any third party) divert or attempt to divert from Company any business, employee, agent, supplier, client, customer or vendor, through solicitation or otherwise.

4.5.  Obligations Survive Agreement. The obligations of Consultant and Blumberg under this section 4 shall survive the expiration or termination of this Agreement.

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5.  Termination.

5.1.  Termination on Default. Should either party default in the performance of this Agreement or materially breach any of its provisions, which default or breach is not cured within thirty (30) days after delivery of written notice specifying the nature of such default or breach (as applicable) by the non-breaching party to the breaching party, the non-breaching party may terminate this Agreement immediately upon expiration of such thirty (30) day period. Termination shall be effective upon two days notice (which notice shall be given in accordance with Section 8 below). For purposes of this section, material breaches of this Agreement shall include, but not be limited to any of the following:

(a)  the failure by the Company to pay the compensation set forth in section 3 above when due, or the Company’s default under the Promissory Note between the Company, as Maker, and Stuart Blumberg, as Payee;

(b)  either party’s material breach or refusal to perform any of such party’s material obligations under this Agreement;

(c)  the material failure, on more than one occasion, to perform material duties which are required to be performed under the terms of this Agreement on the part of the Consultant;

(d)  the commission of an act of fraud or misrepresentation by the Consultant or Blumberg;

(e)  the material failure by the Consultant to conform to all material laws and regulations governing the Consultant’s duties under this Agreement;

(f)  the commission by the Consultant of any act that has a direct material adverse effect on the reputation of the Company;

(g)  the disassociation, departure, separation or termination of Blumberg, except due to death or Disability;

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(h)  the repeated failure of Blumberg to be reasonably available during normal business hours for consultation as required by this Agreement, except in the case of his death or Disability (hereinafter defined);

(i)  the cessation of Continuous Service (hereinafter defined) under this Agreement by Blumberg, except in the case of death or Disability; “Continuous Service” means that the provision of Services to the Company under this Agreement (as a member of the Consultant) is not materially interrupted or terminated; provided that Continuous Service shall not be considered materially interrupted in the case of a leave of absence of up to one month during any twelve month period, unless approved by the Company;

(j)  the breach by Consultant or the Company of any material term of the Transaction Documents to which they are a party;

(k)  the Company shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator, administrator, manager or custodian of the Company or of all or a substantial part of its property, (B) be unable, or admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of its creditors, (D) become insolvent (as such term may be defined or interpreted under any applicable statute), (E) commence a voluntary case or other proceeding seeking liquidation, reorganization, administration or other relief with respect to its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of the Company’s property in an involuntary case or other proceeding commenced against the Company, or (F) take any action for the purpose of effectuating any of the forgoing.

For purposes of this Agreement, “Disability” means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

5.2.  Automatic Termination. This Agreement will terminate without any further action on the part of either party upon the occurrence of any of the following events: (a) a mutual agreement by the parties to terminate, as contemplated by section 1 above, or (b) the voluntary or involuntary dissolution or winding up of the Consultant.

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5.3.  Return of Company Property. Upon the termination or expiration of this Agreement, the Consultant shall immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in its possession relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement) and the Company shall immediately transfer to the Consultant all files (including, but not limited to, electronic files) records, documents, drawings, specifications, equipment and similar items in its possession belonging to the Consultant, so long as such property does not include or encompass Confidential Information belonging to the Company. If property otherwise belonging to the Consultant includes or encompasses Confidential Information belonging to the Company, then such Confidential Information shall be removed from the property, if possible, but if it is not possible to remove the Confidential Information then the Company and the Consultant will negotiate in good faith to find a mutual solution to the disposition of the property.

5.4.  Remedies for Breach. Consultant recognizes that the covenants contained in Section 4 hereof are reasonable and necessary to protect the legitimate interests of Company, that Company would not have entered into this Agreement in the absence of such covenants, and that Consultant’s breach or threatened breach of such covenants shall cause Company irreparable harm and significant injury, the amount of which shall be extremely difficult to estimate and ascertain, thus, making any remedy at law or in damages inadequate. Therefore, Consultant agrees that Company shall be entitled, without the necessity of posting of any bond or security, to the issuance of injunctive relief by any court of competent jurisdiction enjoining any breach or threatened breach of such covenants and for any other relief such court deems appropriate. This right shall be in addition to any other remedy available to Company at law or in equity.

6.  Status of Consultant. The Consultant understands and agrees that the employees of the Consultant are not employees of the Company and that neither the Consultant nor its employees will be entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement or death benefits. The Consultant shall be responsible for providing, at the Consultant’s expense and in the Consultant’s name, disability, worker’s compensation, E&O insurance, or other insurance as well as licenses and permits usual or necessary for conducting the Services hereunder. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant’s compensation hereunder, including estimated taxes, and shall provide the Company with proof of said payments, upon demand.

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7.  Representations and Warranties.

7.1.  Representations and Warranties of Consultant.

(a)  The Consultant represents that the Consultant has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of the Company.

(b)  Consultant represents and warrants that, to the best of its knowledge, there is no other existing agreement or duty on Consultant’s part that is inconsistent with this Agreement.

(c)  The Consultant has the full power and authority to enter into this Agreement and to perform its obligations hereunder.

(d)  The execution and delivery of this Agreement by the Consultant and the consummation by it of the transactions contemplated hereby have been duly authorized by all required company action on behalf of the Consultant.

(e)  This Agreement has been duly and validly executed and delivered by the Consultant and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Consultant, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, liquidation, reorganization or other similar laws affecting the enforcement of creditor’s rights in general.

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(f)  The Consultant has no knowledge that Blumberg or any officer, director or employee of Consultant (collectively, the “Contractors”) intends to terminate his or her employment or other engagement with Consultant, nor does Consultant have a present intention to terminate the employment or engagement of any Contractor.

(g)  The execution, delivery and performance by Consultant and Blumberg of their obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby, will not violate, conflict with or result in the breach Articles of Organization, Operating Agreement (or other comparable documents), or any other agreement of the Consultant.

7.2.  Representations and Warranties of the Company.

(a)  The Company has the full power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all required company action on behalf of the Company.

(c)  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, liquidation, reorganization or other similar laws affecting the enforcement of creditors’ rights in general.

(d)  The execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby, will not violate, conflict with or result in the breach Articles of Organization, Operating Agreement (or other comparable documents), or any other agreement of the Company.

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8.  Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally, on the next business day when sent overnight by Federal Express or other nationally recognized overnight courier service, or five (5) days after being mailed if mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to Consultant at 6 Corporate Center Drive, Melville, New York 11747 Attention: Stuart Blumberg, President; or at such other address or addresses as Consultant shall have furnished to the Company in writing, or (b) if to the Company, at 4270 Promenade Way, Marina Del Ray, California 90292, or at such other address as the Company shall have furnished to Consultant in writing. A copy of all notices sent to Company shall also be sent to Attn: Kevin Leung, Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024, Facsimile (310) 208-1154. A copy of all notices sent to Consultant shall also be sent to Attn: Greg E. Bloom, Esq., Garfunkel, Wild & Travis, P.C., 111 Great Neck Road, Suite 503, Great Neck, New York 11021, facsimile (516) 466-5964.

9.  Additional Covenants. The Consultant agrees to promptly notify the Company in writing of any change in status of the Consultant, including: (i) the disassociation, departure, separation, termination of Blumberg from the Consultant, (ii) the termination or expiration of the Operating Agreement of the Consultant; or (iii) the voluntary dissolution or winding up of the Consultant.

10.  Choice of Law and Venue. This Agreement shall be governed according to the laws of the State of New York. Venue for any legal or equitable action between the Company and the Consultant which relates to this Agreement shall be in the county of Nassau.

11.  Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

12.  Counterparts. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

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13.  Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

14.  Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or herself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

15.  Assignment. Consultant acknowledges that Company has entered into this Agreement on the basis of the particular abilities of Consultant. Accordingly, the Company shall be entitled to assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement and any of its rights or obligations of this Agreement, but Consultant shall not and shall not have the right to assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Company. Except as provided herein, any purported assignment, transfer or delegation by Consultant shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

16.  Electronically Transmitted Documents. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

17.  Further Assurances. Each party agrees to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement, to perform such party’s obligations contemplated hereunder in good faith, and to refrain from any action to directly or indirectly circumvent such party’s obligations hereunder.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date first written above.

“CONSULTANT”

Grand Central Management Services, LLC

By:
Name:
Title:

“COMPANY”

Basic Care Networks, Inc.

By:
Robert Goldsamt, Chief Executive Officer

ACKNOWLEDGED AND AGREED

AS TO SECTIONS 2.3 AND 4

By:
Stuart Blumberg

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EXHIBIT C

Newco Consulting Agreement

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of the ___ day of ___________ 2005 by and between [Newco], LLC, a New York limited liability company having its principal place of business at 229 Seventh St., Suite 303, Garden City, New York 11530 (the “Consultant”), and Basic Care Networks, Inc., a Delaware corporation (the “Company”), in reference to the following:

RECITALS

A. The Consultant was formed for the purpose of providing physician practice management and administrative services to professional entities which conduct physical therapy, rehabilitation services in the State of New York. Stuart Blumberg (“Blumberg”) is a beneficial owner of the Consultant.

B. This Consulting Agreement is being entered into between the Company and Consultant as a condition of closing pursuant to the Asset Purchase Agreement dated an even date herewith (“Asset Purchase Agreement”), by and between the Company and United Health Care Management, LLC, Grand Central Management Services, LLC and Park Slope Management Associates, LLC, respectively (“Sellers”), pursuant to which the Company shall acquire substantially all of the assets (“Acquired Assets”) of the Sellers (the “Acquisition”). The Asset Purchase Agreement, together with each of the schedules and exhibits attached thereto and this Agreement, are hereinafter collectively referred to as the “Transaction Documents.”

C.  The Company and Blumberg (in addition to Health Plus Management Services, LLC) are also a party to a Membership Interest Purchase Agreement dated an event date herewith (the “Membership Purchase Agreement”), pursuant to which the Company will acquire from Blumberg 100% of the membership interests of Health Plus Management Services, LLC (“HPMS”), a health care management company with various management agreements (the “Management Agreements”) with medical clinics formed as professional corporations, including Island South Physical Medicine & Rehabilitation, P.C. (“Long Island Rehabilitation”), Physical Medicine & Rehabilitation of New York, P.C. (“New York Rehabilitation”), Sports Medicine & Spine Rehabilitation, P.C. (formerly known as Central Island Physical Medicine & Rehabilitation, P.C.) (“Sports & Spine Rehabilitation”), and Perry Physical Medicine and Rehabilitation, P.C. (“Perry Rehabilitation”) (together, Long Island Rehabilitation, New York Rehabilitation, Sports & Spine Rehabilitation, and Perry Rehabilitation are hereinafter sometimes referred to as the “P.C.s”).

D.  The Consultant has valuable knowledge, relationships, experience and expertise in the management and administration of clinics such as the P.C.s (which provide physical therapy and rehabilitation services) in addition to expertise relating to the development and operation of health care management companies such as HPMS.

E.  The Company desires to engage Consultant, and Consultant desires to enter into this Agreement with the Company, to provide consulting services and assistance to the Company in order for the Company to (i) develop, build, operate and manage additional clinics in the New York metropolitan area, and (ii) operate and manage HPMS.

F.  This Agreement is entered into by the parties hereto as a condition of Closing under the Asset Purchase Agreement. All capitalized terms used herein and not defined shall have the same respective meanings assigned to such terms in the Asset Purchase Agreements.

NOW, THEREFORE, the Company and the Consultant agree as follows:

AGREEMENT

1.  Term. The term of this Agreement shall commence on the date of Closing and shall continue until December 31, 2010, or until this Agreement is earlier terminated pursuant to Section 5 below.

2.  Duties of Consultant.

2.1.  Consultant shall, to the best of its ability, render the services set forth in Section 2.2 below (the “Services”), in a timely and professional manner in accordance with this Agreement. Subject to the foregoing, the manner and means by which Consultant chooses to complete the Services are in Consultant’s sole discretion and control. If, in the sole and reasonable discretion of the Consultant, any services, functions or responsibilities not specifically described in this Agreement are required for the proper performance and provision of the Services, they shall be deemed to be included within the scope of Services to the same extent as if specifically described in this Agreement. Further, the parties shall cooperate in good faith to agree upon and implement such further services and agreements as may be requested by Company relating to the Services. In performing the Services, Consultant agrees to provide its own personnel, equipment, tools and other materials at its own expense. Company shall make its facilities and equipment available to Consultant as reasonably necessary in connection with the Services. Consultant may not subcontract or otherwise delegate its obligations under this Agreement without Company’s prior written consent. For any work performed on Company’s premises, Consultant shall comply with all security, confidentiality, safety and health policies of Company.

2.2.  The Services under this Agreement shall include:

(a)  Development of New Clinics. The Company shall prepare a written development plan for one or more new clinics, which shall include a commitment to provide up to $300,000 of initial capital for the development of each new clinic (each, a “New Clinic” and collectively, the “New Clinics”). The Consultant shall advise the Company with respect to the development plan, including revisions thereto, and generally assist the Company in the development, establishment and promotion of each New Clinic.

(b)  Ongoing Consultation Relating to New Clinics. During the term of this Agreement, the Consultant shall advise the Company regarding all aspects of the operation and management of each New Clinic by the Company in its capacity as an exclusive management company for such New Clinics.

(c)  Management of Back Office Functions. Consultant shall advise the Company regarding, and manage, the employees and/or consultants who handle payroll, benefits, accounting and collections for each New Clinic and the P.C.s.

(d)  Ongoing Consultation relating to HPMS. During the term of this Agreement, Consultant shall advise the Company regarding all aspects of the operation and management of HPMS, which shall include management of the existing P.C.s pursuant to the Management Agreements.

2.3.  Duties of Blumberg. Blumberg agrees to take primary responsibility for the Consultant’s rendering of Services under this Agreement, and to devote sufficient personal time and effort as may be necessary to discharge Consultant’s obligations under this Agreement; provided, however, that the Company acknowledges and agrees that, in addition to the Services being provided under this Agreement, Blumberg is also responsible for providing similar services on behalf of certain other consulting entities under three (3) additional consulting agreements to which the Company is a party. Accordingly, Blumberg shall allocate his time in such a manner as he may deem reasonably necessary in order to fulfill his duties under all such consulting agreements.

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3.  Compensation.

3.1.  Fixed Compensation. The Company shall pay to the Consultant, as fixed base compensation (“Base Compensation”) for the Services under Section 2.2(b), (c) and (d), Two Hundred Seventy-Five Thousand Dollars ($275,000) per annum during the term of this Agreement, payable in twelve (12) equal consecutive monthly installments and pro rated daily for any partial period of service.

3.2.  Profit-Based Compensation for New Clinics. The Company shall pay to the Consultant, as compensation for the Services involving the development of new clinics set forth in Section 2.2(a), thirty percent (30%) of New Clinic Profits calculated on an annual basis, beginning with the twelve month period ending December 31, 2006. For purposes of this Agreement, “New Clinic Profits” shall mean a positive dollar amount equal to the annual Adjusted EBITDA of the Company derived from the New Clinics, in the aggregate. “Adjusted EBITDA” for purposes of this Section 3.2 shall mean earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP on an accrual basis by the same independent accountants mutually acceptable to the Company and Consultant, adjusted as follows:

(a)  neither the proceeds from nor any dividends or refunds with respect to, nor any increases in the cash surrender value of, any life insurance policy under which the Company or any of the New Clinics is the named beneficiary or is otherwise entitled to recovery, shall be included as income, and the premium expense related to any such life insurance policy shall not be treated as an expense;

(b)  the Employee Bonus Amount (as such term is defined in the Membership Purchase Agreement) shall not be treated as an expense and thus shall be added back to Adjusted EBITDA;

(c)  any extraordinary or unusual gains or losses and any gains or losses from the sale of any capital assets used by the Company or the New Clinics in their operations during the applicable year (as opposed to assets acquired in the ordinary course of the business of the New Clinics for resale or other disposition) shall be excluded from income; and

(d)  an amount equal to five percent (5%) of the gross revenue of the Company received from the New Clinics during each applicable year shall be considered as corporate overhead expense, and shall be treated as an expense.

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3.3.  Incentive Compensation for Management of the P.C.s. The Company shall pay to the Consultant, as additional incentive compensation for the Services involving management of the existing P.C.s as set forth in Section 2.2(d), twenty percent (20%) of Annual Incremental Profits derived under the Company’s Management Agreements with the P.C.s, calculated on an annual basis. For purposes of this Agreement, “Annual Incremental Profits” with respect to a period shall mean the aggregate excess Adjusted EBITDA of the Company derived under the Management Agreements (if any), for the six (6) month period ending December 31, 2006, and for each of the calendar years ending December 31, 2007, 2008, 2009 and 2010, respectively (each, a “Measuring Period”), over Adjusted EBITDA of the Company derived under the Management Agreements for the calendar year ending December 31, 2006 (except that the six month period ending December 31, 2006 shall be compared against the same six month period ending December 31, 2005). “Adjusted EBITDA” for purposes of this Section 3.3 shall mean earnings before interest, taxes, depreciation and amortization, determined on an accrual basis by the same independent accountants mutually acceptable to the Company and Consultant, adjusted as follows:

(a)  neither the proceeds from nor any dividends or refunds with respect to, nor any increases in the cash surrender value of, any life insurance policy under which the Company or the P.C.s is the named beneficiary or is otherwise entitled to recovery, shall be included as income, and the premium expense related to any such life insurance policy shall not be treated as an expense;

(b)  the Employee Bonus Amount (as such term is defined in the Membership Purchase Agreement) shall not be treated as an expense and thus shall be added back to Adjusted EBITDA; and

(c)  any extraordinary or unusual gains or losses and any gains or losses from the sale of any capital assets used by the Company or the P.C.s or any subsidiary thereof in its operations during the applicable Measuring Period (as opposed to assets acquired in the ordinary course of the business of the P.C.s and their subsidiaries for resale or other disposition) shall be excluded from income.

3.4.  Payment Terms. The Company shall pay Consultant the amounts set forth in Sections 3.2 and 3.3 as follows:

(a)  The Company shall pay the amounts due under Section 3.2 and 3.3 hereof based upon the Company’s confidential good faith estimate of New Clinic Profits and Annual Incremental Profits, within thirty (30) days after end of each calendar year beginning with the year ended December 31, 2006.

(b)  Within 10 days after the release of the Report of Accountants with respect to each calendar year, the Company shall pay to the Consultant any deficiency, or the Consultant shall pay to the Company any excess (as the case may be), in the amount paid to Consultant pursuant to Section 3.4(a) based upon a reconciliation of the Company’s estimated New Clinic Profits and Annual Incremental Profits on the one hand, and New Clinic Profits and Annual Incremental Profits as determined by the Accountants (defined below) on the other hand. The Company may at its sole discretion, with respect to any excess or deficiency in Consultant’s compensation resulting from a reconciliation pursuant to this Section 3.4(b), credit the Consultant for any such deficiency or offset any of Consultant’s compensation hereunder for any such excess, and apply such credit or offset (as applicable) in the following calendar year.

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(c)  The payment terms in this Section 3 shall survive the termination of this Agreement until all payments due to Consultant under this Section 3 are calculated and paid; provided, however, that Consultant’s compensation hereunder shall be pro rated for any partial calendar year of service.

(d)  The Consultant hereby agrees that any good faith estimate determined by the Company pursuant to this Section shall constitute Confidential Information (as defined below), and shall not be released to any party without the prior consent of the Company.

3.5 Accounting Procedures. The compensation to be paid pursuant to Sections 3.2 and 3.3 hereof shall be determined in accordance with the following procedure:

(e)  The Company’s independent auditors (the “Accountants”) shall prepare in accordance with GAAP, and deliver to the Company, a report containing a computation of Adjusted EBITDA under Sections 3.2 and 3.3, respectively, within 90 days following the completion of each calendar year (“Report of Accountants”). The Company shall promptly deliver, or cause to be delivered, a copy of each such computation of each applicable Adjusted EBITDA to the Consultant or its representatives.

(f)  Either party shall have thirty (30) days following receipt of the Report of Accountants to dispute any computations made therein, by delivery of a written notice to the other party hereto, which notice shall include an explanation of the basis for such dispute. If after such thirty day period neither party receives written notice of a dispute, the Report of Accountants shall thereupon be deemed final and binding on the parties.

(g)  If the Company and the Consultant reconcile their differences, the applicable Adjusted EBITDA for the relevant time period shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon agreement in writing by the parties, and shall be enforceable in a court of law. If the Company and the Consultant are unable to reconcile their differences in writing within 20 days after written notice is delivered to the other party (the “Reconciliation Period”), the items in dispute shall be submitted to a mutually acceptable accounting firm (other than the Accountants) (the “Independent Auditors”) for final determination, and the calculation of applicable Adjusted EBITDA for the relevant time period shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as the parties hereto may agree) to resolve all items in dispute. In the event the parties are unable to agree on a mutually acceptable accounting firm within thirty (30) days of the expiration of the Reconciliation Period, the matter shall be submitted to the courts of the State of New York, County of Nassau, which the parties agree shall have the exclusive right to appoint the accounting firm on behalf of the parties.

(h)  Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall require the Company to restate its audited financial statements. The Company may at its sole discretion, with respect to any excess or deficiency in Consultant’s compensation resulting from a dispute resolved pursuant to this Section 3.5, credit the Consultant for any such deficiency or offset any of Consultant’s compensation hereunder for any such excess, and apply such credit or offset (as applicable) in the following calendar year, provided however that any credit shall be paid to Consultant within 30 days of final determination under this Section that such credit is owed.

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4.  Nondisclosure and Noninterference.

4.1.  Access to Confidential Information. The Consultant and Blumberg agree that during the term of the business relationship between the Consultant and the Company, the Consultant and Blumberg will have access to and become acquainted with confidential proprietary information (“Confidential Information”) which is owned by the Company and is regularly used in the operation of the Company’s business. The Consultant and Blumberg agree that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant and Blumberg agree that the term “Confidential Information” includes, without limitation, any proprietary or otherwise undisclosed information about present and future patents, patent applications, copyrights, trademarks, trade names, service marks, service names, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant and Blumberg acknowledge that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant and Blumberg in any other way, shall, as between the Company and the Consultant and/or Blumberg (as applicable), remain the exclusive property of the Company.

4.2.  No Disclosure by Consultant. The Consultant and Blumberg promise and agree that the Consultant (which shall include the Consultant’s employees and contractors) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will the Consultant or Blumberg use the Confidential Information in any way or at any time except as required in the course of the Consultant’s or Blumberg’s business relationship with the Company. Consultant and Blumberg agree that, during the term of this Agreement and thereafter, they shall (a) hold Confidential Information in trust and confidence; (b) use Confidential Information only for the benefit of Company (and not for the benefit of Consultant or Blumberg or any third party), (c) not use Confidential Information in any manner or for any purpose not expressly set forth in this Agreement; (d) reproduce such Confidential Information only to the extent reasonably required to fulfill Consultant’s or Blumberg’s obligations hereunder; and (e) not disclose, deliver, provide, disseminate or otherwise make available to any third party, directly or indirectly, any Confidential Information without first obtaining the Company’s express written consent on a case-by-case basis. Consultant or Blumberg may disclose Confidential Information only to Consultant’s employees and agents who have a need to know such Confidential Information. Consultant and Blumberg shall take at least the same degree of care that they use to protect their own confidential and proprietary information of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of Confidential Information.

4.3.  Termination of Confidentiality Obligation. Confidential Information ceases to be confidential and subject to the terms of this Agreement if (a) such information becomes generally known to the public through no fault of the Consultant or Blumberg; (b) the Company conveys such information to a third party without designating it as confidential; and/or (c) the Consultant or Blumberg learn of such information from a third party who did not breach any obligation of confidentiality. Additionally, the Consultant and Blumberg shall have the right to disclose Confidential Information if required to do so by court order, provided that prior to so disclosing, the Consultant and/or Blumberg (as applicable) shall inform the Company of the court order and give the Company an opportunity to seek a protective order respecting such Confidential Information.

4.4.  Noninterference. Consultant and Blumberg acknowledge that Company’s relationships with its employees, agents, suppliers, customers and vendors are valuable business assets. Accordingly, Consultant and Blumberg agree that, during the period of this Agreement Consultant and Blumberg shall not (for itself or for any third party) divert or attempt to divert from Company any business, employee, agent, supplier, client, customer or vendor, through solicitation or otherwise.

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4.5.  Obligations Survive Agreement. The obligations of Consultant and Blumberg under this section 4 shall survive the expiration or termination of this Agreement.

5.  Termination.

5.1.  Termination on Default. Should either party default in the performance of this Agreement or materially breach any of its provisions, which default or breach is not cured within thirty (30) days after delivery of written notice specifying the nature of such default or breach (as applicable) by the non-breaching party to the breaching party, the non-breaching party may terminate this Agreement immediately upon expiration of such thirty (30) day period. Termination shall be effective upon two days notice (which notice shall be given in accordance with Section 8 below). For purposes of this section, material breaches of this Agreement shall include, but not be limited to any of the following:

(a)  the failure by the Company to pay the compensation set forth in section 3 above when due, or the Company’s default under the Promissory Note between the Company, as Maker, and Stuart Blumberg, as Payee;

(b)  either party’s material breach or refusal to perform any of such party’s material obligations under this Agreement;

(c)  the material failure, on more than one occasion, to perform material duties which are required to be performed under the terms of this Agreement on the part of the Consultant;

(d)  the commission of an act of fraud or misrepresentation by the Consultant or Blumberg;

(e)  the material failure by the Consultant to conform to all material laws and regulations governing the Consultant’s duties under this Agreement;

(f)  the commission by the Consultant of any act that has a direct material adverse effect on the reputation of the Company;

(g)  the disassociation, departure, separation or termination of Blumberg by or from the Company, except due to death or Disability;

(h)  the repeated failure of Blumberg to be reasonably available during normal business hours for consultation as required by this Agreement, except in the case of his death or Disability (hereinafter defined);

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(i)  the cessation of Continuous Service (hereinafter defined) under this Agreement by Blumberg, except in the case of death or Disability; “Continuous Service” means that the provision of Services to the Company under this Agreement (as a member of the Consultant) is not materially interrupted or terminated; provided that Continuous Service shall not be considered materially interrupted in the case of a leave of absence of up to one month during any twelve month period, unless approved by the Company;

(j)  the breach by Consultant or the Company of any material term of the Transaction Documents to which they are a party;

(k)  the Company shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator, administrator, manager or custodian of the Company or of all or a substantial part of its property, (B) be unable, or admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of its creditors, (D) become insolvent (as such term may be defined or interpreted under any applicable statute), (E) commence a voluntary case or other proceeding seeking liquidation, reorganization, administration or other relief with respect to its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of the Company’s property in an involuntary case or other proceeding commenced against the Company, or (F) take any action for the purpose of effectuating any of the forgoing.

For purposes of this Agreement, “Disability” means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

5.2.  Automatic Termination. This Agreement will terminate without any further action on the part of either party upon the occurrence of any of the following events: (a) a mutual agreement by the parties to terminate, as contemplated by section 1 above, or (b) the voluntary or involuntary dissolution or winding up of the Consultant.

5.3.  Return of Company Property. Upon the termination or expiration of this Agreement, the Consultant shall immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in its possession relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement) and the Company shall immediately transfer to the Consultant all files (including, but not limited to, electronic files) records, documents, drawings, specifications, equipment and similar items in its possession belonging to the Consultant, so long as such property does not include or encompass Confidential Information belonging to the Company. If property otherwise belonging to the Consultant includes or encompasses Confidential Information belonging to the Company, then such Confidential Information shall be removed from the property, if possible, but if it is not possible to remove the Confidential Information then the Company and the Consultant will negotiate in good faith to find a mutual solution to the disposition of the property.

5.4.  Remedies for Breach. Consultant recognizes that the covenants contained in Section 4 hereof are reasonable and necessary to protect the legitimate interests of Company, that Company would not have entered into this Agreement in the absence of such covenants, and that Consultant’s breach or threatened breach of such covenants shall cause Company irreparable harm and significant injury, the amount of which shall be extremely difficult to estimate and ascertain, thus, making any remedy at law or in damages inadequate. Therefore, Consultant agrees that Company shall be entitled, without the necessity of posting of any bond or security, to the issuance of injunctive relief by any court of competent jurisdiction enjoining any breach or threatened breach of such covenants and for any other relief such court deems appropriate. This right shall be in addition to any other remedy available to Company at law or in equity.

6.  Status of Consultant. The Consultant understands and agrees that the employees of the Consultant are not employees of the Company and that neither the Consultant nor its employees will be entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement or death benefits. The Consultant shall be responsible for providing, at the Consultant’s expense and in the Consultant’s name, disability, worker’s compensation, E&O insurance, or other insurance as well as licenses and permits usual or necessary for conducting the Services hereunder. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant’s compensation hereunder, including estimated taxes, and shall provide the Company with proof of said payments, upon demand.

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7.  Representations and Warranties.

7.1.  Representations and Warranties of Consultant.

(a)  The Consultant represents that the Consultant has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of the Company.

(b)  Consultant represents and warrants that, to the best of its knowledge, there is no other existing agreement or duty on Consultant’s part that is inconsistent with this Agreement.

(c)  The Consultant has the full power and authority to enter into this Agreement and to perform its obligations hereunder.

(d)  The execution and delivery of this Agreement by the Consultant and the consummation by it of the transactions contemplated hereby have been duly authorized by all required company action on behalf of the Consultant.

(e)  This Agreement has been duly and validly executed and delivered by the Consultant and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Consultant, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, liquidation, reorganization or other similar laws affecting the enforcement of creditor’s rights in general.

(f)  The Consultant has no knowledge that Blumberg or any officer, director or employee of Consultant (collectively, the “Contractors”) intends to terminate his or her employment or other engagement with Consultant, nor does Consultant have a present intention to terminate the employment or engagement of any Contractor.

(g)  The execution, delivery and performance by Consultant and Blumberg of their obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby, will not violate, conflict with or result in the breach Articles of Organization, Operating Agreement (or other comparable documents), or any other agreement of the Consultant.

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7.2.  Representations and Warranties of the Company.

(a)  The Company has the full power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all required company action on behalf of the Company.

(c)  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, liquidation, reorganization or other similar laws affecting the enforcement of creditors’ rights in general.

(d)  The execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby, will not violate, conflict with or result in the breach Articles of Organization, Operating Agreement (or other comparable documents), or any other agreement of the Company.

8.  Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally, on the next business day when sent overnight by Federal Express or other nationally recognized overnight courier service, or five (5) days after being mailed if mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to Consultant at 229 Seventh St., Suite 303, Garden City, New York 11530, Attention: Stuart Blumberg, President; or at such other address or addresses as Consultant shall have furnished to the Company in writing, or (b) if to the Company, at 4270 Promenade Way, Marina Del Ray, California 90292, or at such other address as the Company shall have furnished to Consultant in writing. A copy of all notices sent to Company shall also be sent to Attn: Kevin Leung, Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024, Facsimile (310) 208-1154. A copy of all notices sent to Consultant shall also be sent to Attn: Greg E. Bloom, Esq., Garfunkel, Wild & Travis, P.C., 111 Great Neck Road, Suite 503, Great Neck, New York 11021, facsimile (516) 466-5964.

9.  Additional Covenants. The Consultant agrees to promptly notify the Company in writing of any change in status of the Consultant, including: (i) the disassociation, departure, separation, termination of Blumberg from the Consultant, (ii) the termination or expiration of the Operating Agreement of the Consultant; or (iii) the voluntary dissolution or winding up of the Consultant.

10.  Choice of Law and Venue. This Agreement shall be governed according to the laws of the State of New York. Venue for any legal or equitable action between the Company and the Consultant which relates to this Agreement shall be in the county of Nassau.

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11.  Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

12.  Counterparts. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

13.  Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

14.  Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or herself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

15.  Assignment. Consultant acknowledges that Company has entered into this Agreement on the basis of the particular abilities of Consultant. Accordingly, the Company shall be entitled to assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement and any of its rights or obligations of this Agreement, but Consultant shall not and shall not have the right to assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Company. Except as provided herein, any purported assignment, transfer or delegation by Consultant shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

16.  Electronically Transmitted Documents. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

17.  Further Assurances. Each party agrees to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement, to perform such party’s obligations contemplated hereunder in good faith, and to refrain from any action to directly or indirectly circumvent such party’s obligations hereunder.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date first written above.

“CONSULTANT”

[Newco], LLC

By:
Name:
Title:

“COMPANY”

Basic Care Networks, Inc.

By:
Robert Goldsamt, Chief Executive Officer

ACKNOWLEDGED AND AGREED

AS TO SECTIONS 2.3 AND 4

By:
Stuart Blumberg

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EXHIBIT D

Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into as of _________, 2006 by and between GRAND CENTRAL MANAGEMENT SERVICES, LLC (“Assignor”) and BASIC CARE NETWORKS, INC. (“Assignee”). All capitalized terms used herein and not defined shall have the meanings assigned to such terms in that certain Asset Purchase Agreement dated November 17, 2005 between Assignor and Assignee.

A. Pursuant to the terms of the Asset Purchase Agreement, Assignor has concurrently with the delivery hereof, sold, conveyed, transferred, assigned and delivered to Assignee certain assets of Assignor (the “Assets”), which are specifically identified in the Asset Purchase Agreement.

B.  In partial consideration for the purchase and sale of the Assets, the Asset Purchase Agreement provides that Assignee shall assume certain liabilities of Assignor, as set forth in Section 4 of the Asset Purchase Agreement.

NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

1. Assignment; Assumption. Assignor hereby assigns, transfers and delivers to Assignee, and Assignee does hereby accept and assume, all of the obligations and liabilities of Assignor under the Assigned Agreements (as defined in the Asset Purchase Agreement) to the extent arising on or after the Closing Date (as defined in the Asset Purchase Agreement). Assignee agrees to assume and to pay when due, if applicable, those liabilities accruing from and after the Closing Date under the Assigned Agreements, and to observe, perform, and comply with the covenants, restrictions, limitations, and conditions imposed upon Assignor under the Assigned Agreements.

2. Limitation of Assumption.

   2.1 Right to Contest Obligations. Nothing contained in this Agreement shall require that Assignee perform, pay or discharge any obligation expressly assumed hereby so long as Assignee shall in good faith contest or cause to be contested the amount or validity thereof.

2.2 Obligations Not Assumed. Other than as specifically stated above, Assignee is not assuming any liabilities or obligations of the Assignor (fixed or contingent, known or unknown, matured or unmatured) whatsoever.

To the extent there is a conflict between the terms and provisions of this Agreement and the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written.

BASIC CARE NETWORKS, INC. a Delaware corporation

Date:	By:
Robert S. Goldsamt
Chief Executive Officer

GRAND CENTRAL MANAGEMENT SERVICES, LLC a New York limited liability company

Date:	By:
Name: Stuart Blumberg
Title: President

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EXHIBIT F

Side Letter Regarding Employees

____________ __, 2005

Robert Goldsamt, CEO
Basic Care Networks, Inc.
4270 Promenade Way, Suite 226
Marina Del Rey, California 90292

Re:  Side Letter Agreement Regarding Employees of Integrity Management Corp.

Dear Mr. Goldsamt,

This letter is to confirm our understanding regarding certain services to be provided by Integrity Management Corp. (“Integrity”) to each of Grand Central Management Services, LLC (“Grand Central”), United Healthcare Management, LLC (“United”) and Park Slope Management Associates, LLC (“Park Slope”).

For a ninety (90) day period following the Closing of the acquisition of assets from Grand Central, United, and Park Slope, respectively, pursuant to certain asset purchase agreements dated of even date herewith, Integrity shall continue its arrangement with such entities for the provision of certain services including administration of paymaster, accounts payable, accounts receivable, bookkeeping, insurance administration, 401(k) administration, and other related services (the “Services”) for the same compensation and in the same manner as rendered to Grand Central, United and Park Slope prior to the Closing:

Grand Central	$1,000 per month
United	$2,000 per month
Park Slope	$2,000 per month

After said 90 day period, Integrity shall have no further obligation to provide the Services, unless specifically agreed by Integrity and Basic Care Networks, Inc.

Basic Care Networks, Inc. may, but is not obligated to, select and hire the leased employees of Integrity, who prior to the Closing performed clerical, collections, marketing, management and related functions, whose wages had been paid by Grand Central, United and Park Slope respectively.

Basic Care Networks, Inc. hereby agrees to indemnify, defend and hold harmless Integrity and its shareholders, directors, officers, employees, agents, representatives, affiliates, successors and assigns (the “Indemnitees”) from and against any and all actions, claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) sustained by any of the Indemnitees, whether directly or indirectly, arising out of or related to the leased employees for whom Integrity has acted as paymaster on behalf of Grand Central, United and Park Slope (including, without limitation, any claim for unpaid wages or benefits, accrued vacation or sick pay, or any other liabilities arising out of or related to such employment). The obligations of Basic Care Networks, Inc. to indemnify the Indemnitees hereunder shall expressly survive any termination or expiration of this Agreement and/or the Asset Purchase Agreement.

INTEGRITY MANAGEMENT CORP.

By:
Name: Timothy Damadian
Title: President

ACKNOWLEDGED AND AGREED: BASIC CARE NETWORKS, INC.

By:
Name: Robert Goldsamt
Title: Chief Executive Officer

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EXHIBIT G-1

Non-Competition Agreement - Tim Damadian

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of ___________ __, 2005 by and between Basic Care Networks, Inc., a Delaware corporation (“Purchaser”) and Timothy Damadian (“Obligor”). The Closing Date (as defined in the Asset Purchase Agreements (as defined below)) shall be the “Effective Date” of this Agreement.

RECITALS

A. Grand Central Management Services, LLC (“Grand Central”), United Healthcare Management LLC (“United”) and Park Slope Management Associates, LLC (“Park Slope”) (each, a “Seller” and collectively, the “Sellers”) are engaged in the business of providing management and administrative services to healthcare providers (the “Business”) in the State of New York. Purchaser is a Delaware corporation also engaged in the Business.

B. The undersigned Obligor is a beneficial owner of each of the Sellers.

C. This Non-Competition Agreement is being entered into between the Purchaser and Obligor as a condition of closing pursuant to certain Asset Purchase Agreements dated an even date herewith by and between the Purchaser and each of the respective Sellers (each, an “Asset Purchase Agreement” and collectively, the “Asset Purchase Agreements”), pursuant to which the Purchaser shall acquire substantially all of the assets (“Acquired Assets”) of the Sellers.

D. Each of the Sellers (Grand Central, United and Park Slope, respectively) act as management companies who provide management and administrative services to the following clinics, respectively: (i) Midtown Medical Practice, P.C., a New York professional corporation located at 48 East 43rd Street, New York, NY 10017 (“Midtown”), (ii) Alliance Medical Office, P.C., a New York professional corporation located at 2130-2162 Ralph Avenue, Brooklyn, New York 11234 (“Alliance”) located at 2132 Ralph Avenue, Brooklyn, New York, 11234, and (iii) Synergy Medical Practice, P.C., a New York professional corporation located at 3907 4th Avenue, Brooklyn, New York 11232 (“Synergy”). For purposes of this Agreement, Midtown, Alliance and Synergy are collectively referred to as the “Clinics.”

E. Purchaser will pay the Sellers consideration for the Acquired Assets acquired in the Acquisition, which consideration may be assigned, transferred or otherwise distributed to the members of the Seller. The Seller and Obligor acknowledge that key among the Acquired Assets are the respective Turnkey License and Management Agreements between each of Grand Central, United and Park Slope and the respective Clinics.

F. The Sellers and the Obligor have valuable knowledge, relationships, experience and expertise in connection with the Business, and as a condition to closing of the Acquisition, the Purchaser and each Seller shall concurrently enter into a consulting agreement pursuant to which each Seller will provide consulting services to the Purchaser (the “Consulting Agreements”).

G. Additionally, the Purchaser is entering into a separate consulting agreement with an entity formed and owned by Stuart Blumberg, also a beneficial owner of the Sellers, who shall assist the Purchaser in the development, establishment, operation and management of additional medical clinics (the “New Clinics”) at one or more locations.

H. As a condition and mutual inducement to the Acquisition, and to preserve the value of the Acquired Assets being acquired by Purchaser after the Acquisition, the Asset Purchase Agreement contemplates, among other things, that the Obligor shall enter into this Non-Competition Agreement effective on the Effective Date.

I. All capitalized terms used herein and not defined shall have the same respective meanings assigned to such terms in the Asset Purchase Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein, Purchaser and the Obligor hereby agree as follows:

1.  Covenant Not to Compete or Solicit.

(a)  Beginning on the Effective Date and ending eighteen (18) months after the termination or expiration of the Consulting Agreements (the “Non-Competition Period”), Obligor shall not, other than on behalf of Purchaser, directly or indirectly, without the prior written consent of Purchaser: (i) engage in a Competing Business Activity (as defined below) anywhere within a seven (7) mile radius of any Clinic or New Clinic (the “Restricted Area”), whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise, or have any ownership interest in (except for ownership of three percent (3%) or less of any publicly-held entity), or participate in or facilitate the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a Competing Business Activity; or (ii) interfere with the business of Purchaser or approach, contact or solicit patients, employees, contractors, physicians, shareholders or other affiliates of the Clinics or New Clinics, or employees or contractors of the Purchaser, in connection with a Competing Business Activity. For purposes of this Agreement, “Competing Business Activity” shall mean any business or activity involving or relating to the provision of physician management and administrative services to physical therapy or rehabilitation clinics or practices within the State of New York.

(b)  Beginning on the Effective Date and ending eighteen (18) months after the date of termination or expiration of the Consulting Agreements (the “Non-Solicitation Period”), Obligor shall not, directly or indirectly, without the prior written consent of Purchaser, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee of the Purchaser, the Clinics, the New Clinics, or any subsidiary or affiliate of the foregoing, to (i) terminate his or her employment with the Purchaser, the Clinics, the New Clinics, or any subsidiary or affiliate thereof, or (ii) engage in any action in which Obligor would, under the provisions of Section 1(a) hereof, be prohibited from engaging.

(c)  The covenants contained in Section 1(a) hereof shall be construed as a series of separate covenants, one for each seven (7) mile radius comprising the Restricted Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 1(a) hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

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(d)  Obligor acknowledges that (i) the goodwill associated with the existing business, customers and assets of the Sellers and Clinics prior to the Acquisition, including but not limited to the Turnkey License and Management Agreements by and among Grand Central, United, Park Slope, and the respective Clinics, is an integral component of the value of the Acquired Assets to Purchaser, and (ii) Obligor’s agreement as set forth herein is necessary to preserve the value of the Acquired Assets following the Acquisition. Obligor also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Sellers and Purchaser are engaged in a highly competitive industry, (B) Obligor has unique access to, and will continue to have access to, the trade secrets and know-how of the Sellers and Purchaser, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Purchaser, (C) Obligor is receiving significant consideration in connection with the Acquisition, (D) in the event of the termination of the Consulting Agreements between the Purchaser and Sellers (of which Obligor is an employee and beneficial owner), Obligor would be able to obtain suitable and satisfactory employment or engagement without violation of this Agreement.

(e)  Obligor’s obligations under this Agreement shall remain in effect for a period of eighteen (18) months if the Consulting Agreements between the Purchaser and Sellers are terminated for any reason.

2.  Miscellaneous.

(a)  Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of New York without reference to rules of conflicts of law. Obligor hereby consents to the personal jurisdiction of the state and federal courts located in Nassau County, New York for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(b)  Severability. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

(c)  No Assignment. Because the nature of the Agreement is specific to the actions of Obligor, Obligor may not assign this Agreement. This Agreement shall inure to the benefit of Purchaser and its successors and assigns.

(d)  Notices.  All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally, on the next business day when sent overnight by Federal Express or other nationally recognized overnight courier service, or five (5) days after being mailed if mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to Obligor, at 6 Corporate Center Drive, Melville, New York 11747, c/o Grand Central Management Services, LLC; or at such other address or addresses as Obligor shall have furnished to the Purchaser in writing, or (b) if to the Purchaser, at 4270 Promenade Way, Marina Del Ray, California 90292, or at such other address as the Purchaser shall have furnished to Obligor in writing. A copy of all notices sent to Purchaser shall also be sent to Attn: Kevin Leung, Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024, Facsimile (310) 208-1154. A copy of all notices sent to Obligor shall also be sent to Attn: Greg E. Bloom, Esq., Garfunkel, Wild & Travis, P.C., 111 Great Neck Road, Suite 503, Great Neck, New York 11021.

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(e)  Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by Purchaser and Obligor.

(f)  Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

(g)  Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

(h)  Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

(i)  Termination. This Agreement shall automatically terminate and be of no force and effect eighteen (18) months after the termination or expiration of each of the Consulting Agreements between the Purchaser and the Sellers.

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IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the date first written above.

BASIC CARE NETWORKS, INC.

By:
Robert Goldsamt
Chief Executive Officer

OBLIGOR:

By:
Timothy Damadian

Address:

Fax: ( )

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EXHIBIT G-2

Non-Competition Agreement - Stuart Blumberg

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of ____________ __, 2005 by and between Basic Care Networks, Inc., a Delaware corporation (“Purchaser”) and Stuart Blumberg (“Obligor”). The Closing Date (as defined in the Asset Purchase Agreements (as defined below)) shall be the “Effective Date” of this Agreement.

RECITALS

A. Grand Central Management Services, LLC (“Grand Central”), United Healthcare Management LLC (“United”) and Park Slope Management Associates, LLC (“Park Slope”) (each, a “Seller” and collectively, the “Sellers”) are engaged in the business of providing management and administrative services to healthcare providers (the “Business”) in the State of New York. Purchaser is a Delaware corporation also engaged in the Business.

B. The undersigned Obligor is a beneficial owner of each of the Sellers.

C. This Non-Competition Agreement is being entered into between the Purchaser and Obligor as a condition of closing pursuant to certain Asset Purchase Agreements dated an even date herewith by and between the Purchaser and each of the respective Sellers (each, an “Asset Purchase Agreement” and collectively, the “Asset Purchase Agreements”), pursuant to which the Purchaser shall acquire substantially all of the assets (“Acquired Assets”) of the Sellers.

D. Each of the Sellers (Grand Central, United and Park Slope, respectively) act as management companies who provide management and administrative services to the following clinics, respectively: (i) Midtown Medical Practice, P.C., a New York professional corporation located at 48 East 43rd Street, New York, NY 10017 (“Midtown”), (ii) Alliance Medical Office, P.C., a New York professional corporation located at 2130-2162 Ralph Avenue, Brooklyn, New York 11234 (“Alliance”) located at 2132 Ralph Avenue, Brooklyn, New York, 11234, and (iii) Synergy Medical Practice, P.C., a New York professional corporation located at 3907 4th Avenue, Brooklyn, New York 11232 (“Synergy”). For purposes of this Agreement, Midtown, Alliance and Synergy are collectively referred to as the “Clinics.”

E. Purchaser will pay the Sellers consideration for the Acquired Assets acquired in the Acquisition, which consideration may be assigned, transferred or otherwise distributed to the members of the Seller. The Seller and Obligor acknowledge that key among the Acquired Assets are the respective Turnkey License and Management Agreements between each of Grand Central, United and Park Slope and the respective Clinics.

F. The Sellers and the Obligor have valuable knowledge, relationships, experience and expertise in connection with the Business, and as a condition to closing of the Acquisition, the Purchaser and each Seller shall concurrently enter into a consulting agreement pursuant to which each Seller (including the Obligor as a member of the Seller) will provide consulting services to the Purchaser (the “Consulting Agreements”).

G. Additionally, the Purchaser is entering into a separate consulting agreement with Obligor, who shall assist the Purchaser in the development, establishment, operation and management of additional medical clinics (the “New Clinics”) at one or more locations.

H. As a condition and mutual inducement to the Acquisition, and to preserve the value of the Acquired Assets being acquired by Purchaser after the Acquisition, the Asset Purchase Agreement contemplates, among other things, that the Obligor shall enter into this Non-Competition Agreement effective on the Effective Date.

I. All capitalized terms used herein and not defined shall have the same respective meanings assigned to such terms in the Asset Purchase Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein, Purchaser and the Obligor hereby agree as follows:

1.  Covenant Not to Compete or Solicit.

(a)  Beginning on the Effective Date and ending eighteen (18) months after the termination or expiration of the Consulting Agreement (the “Non-Competition Period”), Obligor shall not, other than on behalf of Purchaser, directly or indirectly, without the prior written consent of Purchaser: (i) engage in a Competing Business Activity (as defined below) anywhere within a seven (7) mile radius of any Clinic or New Clinic (the “Restricted Area”), whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise, or have any ownership interest in (except for ownership of three percent (3%) or less of any publicly-held entity), or participate in or facilitate the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a Competing Business Activity; or (ii) interfere with the business of Purchaser or approach, contact or solicit patients, employees, contractors, physicians, shareholders or other affiliates of the Clinics or New Clinics, or employees or contractors of the Purchaser, in connection with a Competing Business Activity. For purposes of this Agreement, “Competing Business Activity” shall mean any business or activity involving or relating to providing physician management and administrative services to clinics or practices which are engaged in the same or substantially similar lines of business as any of the Clinics or New Clinics within the State of New York.

(b)  Beginning on the Effective Date and ending eighteen (18) months after the date of termination or expiration of the Consulting Agreements (the “Non-Solicitation Period”), Obligor shall not, directly or indirectly, without the prior written consent of Purchaser, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee of the Purchaser, the Clinics, the New Clinics, or any subsidiary or affiliate of the foregoing, to (i) terminate his or her employment with the Purchaser, the Clinics, the New Clinics, or any subsidiary or affiliate thereof, or (ii) engage in any action in which Obligor would, under the provisions of Section 1(a) hereof, be prohibited from engaging.

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(c)  The covenants contained in Section 1(a) hereof shall be construed as a series of separate covenants, one for each seven (7) mile radius comprising the Restricted Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 1(a) hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(d)  Obligor acknowledges that (i) the goodwill associated with the existing business, customers and assets of the Sellers and Clinics prior to the Acquisition, including but not limited to the Turnkey License and Management Agreements by and among Grand Central, United, Park Slope, and the respective Clinics, is an integral component of the value of the Acquired Assets to Purchaser, and (ii) Obligor’s agreement as set forth herein is necessary to preserve the value of the Acquired Assets following the Acquisition. Obligor also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Sellers and Purchaser are engaged in a highly competitive industry, (B) Obligor has unique access to, and will continue to have access to, the trade secrets and know-how of the Sellers and Purchaser, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Purchaser, (C) Obligor is receiving significant consideration in connection with the Acquisition, (D) in the event of the termination of the Consulting Agreements between the Purchaser and Sellers (of which Obligor is an employee and beneficial owner), Obligor would be able to obtain suitable and satisfactory employment or engagement without violation of this Agreement.

(e)  Obligor’s obligations under this Agreement shall remain in effect for a period of eighteen (18) months if the Consulting Agreements between the Purchaser and Sellers are terminated for any reason. Notwithstanding the foregoing or anything to the contrary contained herein, this Agreement shall terminate and be of no further force or effect ten (10) days after Stuart Blumberg provides written notice to the Company that an Event of Default has occurred under the Promissory Note between Stuart Blumberg, as Payee, and the Company, as Maker, dated of even date herewith.

2.  Miscellaneous.

(a)  Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of New York without reference to rules of conflicts of law. Obligor hereby consents to the personal jurisdiction of the state and federal courts located in Nassau County, New York for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

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(b)  Severability. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

(c)  No Assignment. Because the nature of the Agreement is specific to the actions of Obligor, Obligor may not assign this Agreement. This Agreement shall inure to the benefit of Purchaser and its successors and assigns.

(d)  Notices.  All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally, on the next business day when sent overnight by Federal Express or other nationally recognized overnight courier service, or five (5) days after being mailed if mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to Obligor, at 229 Seventh St., Suite 303, Garden City, New York 11530, Attention: Stuart Blumberg; or at such other address or addresses as Obligor shall have furnished to the Purchaser in writing, or (b) if to the Purchaser, at 4270 Promenade Way, Marina Del Ray, California 90292, or at such other address as the Purchaser shall have furnished to Obligor in writing. A copy of all notices sent to Purchaser shall also be sent to Attn: Kevin Leung, Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024, Facsimile (310) 208-1154. A copy of all notices sent to Obligor shall also be sent to Attn: Greg E. Bloom, Esq., Garfunkel, Wild & Travis, P.C., 111 Great Neck Road, Suite 503, Great Neck, New York 11021.

(e)  Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by Purchaser and Obligor.

(f)  Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

(g)  Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

(h)  Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

(i)  Termination. This Agreement shall automatically terminate and be of no force and effect eighteen (18) months after the termination or expiration of each of the Consulting Agreements between the Purchaser and the Sellers.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the Parties have executed this Non-Competition Agreement as of the date first written above.

BASIC CARE NETWORKS, INC.

By:
Robert Goldsamt
Chief Executive Officer

OBLIGOR:

By:
Stuart Blumberg

Address:

Fax: ( )

5

FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT
OF
GRAND CENTRAL MANAGEMENT, LLC

THIS FIRST AMENDMENT (“Amendment”) dated as of February 10, 2006, by and between GRAND CENTRAL MANAGEMENT SERVICES, LLC, a New York limited liability company having its principal place of business at 6 Corporate Center Drive, Melville, New York (“Seller”), and BASIC CARE NETWORKS, INC., a Delaware corporation having its principal place of business at 4270 Promenade Way, Suite 226, Marina Del Rey, California 90292 (“Buyer”), is an amendment to that certain Asset Purchase Agreement dated November 18, 2005 by and among the Buyer and Seller (the “Agreement”).

The parties mutually agree that Section 9(k) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(k) Registration Statement Effective. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC; provided, however, that in the event (i) the Registration Statement shall not have been filed with the SEC on or before March 15, 2006, or (ii) the Registration Statement shall not have been declared effective on or before May 15, 2006, the Seller shall have the right, in its sole discretion, to terminate this Agreement without cost or penalty.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in the manner legally binding upon them as of the date first above written.

	BASIC CARE NETWORKS, INC.		GRAND CENTRAL MANAGEMENT SERVICES, LLC, by SJB Ventures, Inc., a Member

By	/s/ Robert Goldsamt	By	/s/ Stuart Blumberg

	Name: Robert Goldsamt Title: Chief Executive Officer		Name: Stuart Blumberg Title: Authorized Signatory